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                                                                [Execution Copy]



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                          AGREEMENT AND PLAN OF MERGER


                                      Among


                           FOOD 4 LESS HOLDINGS, INC.,

                              FFL ACQUISITION CORP.

                                       and

                                FRED MEYER, INC.



                          Dated as of November 6, 1997


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                                TABLE OF CONTENTS

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ARTICLE I  THE MERGER.....................................................  1
           SECTION 1.1    The Merger......................................  1
           SECTION 1.2    Effective Time..................................  1
           SECTION 1.3    Effects of the Merger...........................  2
           SECTION 1.4    Certificate of Incorporation; By-
                          Laws............................................  2
           SECTION 1.5    Directors and Officers..........................  2
           SECTION 1.6    Conversion of Securities........................  2
           SECTION 1.7    Treatment of Employee Options and
                          Other Employee Equity Rights....................  4
           SECTION 1.8    Fractional Interests............................  6
           SECTION 1.9    Surrender of Shares of Company
                          Stock; Stock Transfer Books.....................  6
           SECTION 1.10   Closing and Closing Date........................  9
           SECTION 1.11   Escrow..........................................  9
           SECTION 1.12   Appraisal Rights................................  9
           SECTION 1.13   Stockholders' Representatives................... 10

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................. 10
           SECTION 2.1    Organization and Qualification.................. 10
           SECTION 2.2    Authorization; Validity and Effect
                          of Agreement.................................... 11
           SECTION 2.3    Capitalization.................................. 11
           SECTION 2.4    Subsidiaries.................................... 12
           SECTION 2.5    Other Interests................................. 12
           SECTION 2.6    No Conflict; Required Filings and
                          Consents........................................ 12
           SECTION 2.7    Compliance...................................... 13
           SECTION 2.8    SEC Documents................................... 14
           SECTION 2.9    Litigation...................................... 15
           SECTION 2.10   Absence of Certain Changes...................... 15
           SECTION 2.11   Taxes........................................... 15
           SECTION 2.12   Employee Benefit Plans.......................... 16
           SECTION 2.13   No Other Agreements to Sell the
                          Company or its Assets........................... 18
           SECTION 2.14   Assets.......................................... 18
           SECTION 2.15   Contracts and Commitments....................... 19
           SECTION 2.16   Absence of Breaches or Defaults................. 20
           SECTION 2.17   Labor Matters................................... 21
           SECTION 2.18   Insurance....................................... 22
           SECTION 2.19   Affiliate Transactions.......................... 22
           SECTION 2.20   Environmental Matters........................... 22
           SECTION 2.21   Form S-4; Proxy Solicitation.................... 24
           SECTION 2.22   Opinion of Financial Advisor.................... 24
           SECTION 2.23   Brokers......................................... 24
           SECTION 2.24   DGCL Section 203; State Takeover
                          Statutes........................................ 24
           SECTION 2.25   Vote Required................................... 25
           SECTION 2.26   Tax Matters..................................... 25

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ARTICLE III    REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB.............. 25
               SECTION 3.1   Organization and Qualification.................. 25
               SECTION 3.2   Authorization; Validity and Effect
                             of Agreement.................................... 26
               SECTION 3.3   Capitalization.................................. 26
               SECTION 3.4   Subsidiaries.................................... 27
               SECTION 3.5   Other Interests................................. 27
               SECTION 3.6   No Conflict; Required Filings and
                             Consents........................................ 27
               SECTION 3.7   Compliance...................................... 28
               SECTION 3.8   SEC Documents................................... 28
               SECTION 3.9   Litigation...................................... 30
               SECTION 3.10  Absence of Certain Changes...................... 30
               SECTION 3.11  Taxes........................................... 30
               SECTION 3.12  Employee Benefit Plans.......................... 31
               SECTION 3.13  Assets.......................................... 32
               SECTION 3.14  Contracts and Commitments....................... 34
               SECTION 3.15  Absence of Breaches or Defaults................. 35
               SECTION 3.16  Labor Matters................................... 36
               SECTION 3.17  Insurance....................................... 36
               SECTION 3.18  Environmental Matters........................... 36
               SECTION 3.19  Form S-4; Proxy Statement....................... 38
               SECTION 3.20  Brokers......................................... 38
               SECTION 3.21  Vote Required................................... 38
               SECTION 3.22  Opinions of Financial Advisors.................. 39
               SECTION 3.23  Tax Matters..................................... 39

ARTICLE IV     CONDUCT OF BUSINESS PENDING THE MERGER........................ 39
               SECTION 4.1   Conduct of Business of the Company
                             Pending the Merger.............................. 39
               SECTION 4.2   Conduct of Business of Parent
                             Pending the Merger.............................. 42

ARTICLE V      ADDITIONAL AGREEMENTS......................................... 44
               SECTION 5.1   Preparation of Form S-4 and the
                             Proxy Statement; Stockholder
                             Meetings........................................ 44
               SECTION 5.2   Accountants' Letters............................ 45
               SECTION 5.3   Access to Information;
                             Confidentiality................................. 45
               SECTION 5.4   No Solicitation of Transactions................. 46
               SECTION 5.5   Employee Benefits Matters....................... 47
               SECTION 5.6   Directors' and Officers'
                             Indemnification; Insurance...................... 47
               SECTION 5.7   Notification of Certain Matters................. 48
               SECTION 5.8   Further Action.................................. 48
               SECTION 5.9   Public Announcements............................ 51
               SECTION 5.10  Stock Exchange Listing.......................... 52
               SECTION 5.11  Affiliates...................................... 52
               SECTION 5.12  Directorships................................... 52
               SECTION 5.13  Treatment of Yucaipa Consulting
                             Agreement....................................... 52
               SECTION 5.14  Parent Representations and
                             Warranties...................................... 52

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               SECTION 5.15  Registration Rights Agreement................... 53
               SECTION 5.16  Subsequent Sale................................. 54
               SECTION 5.17  Continuity of Business Enterprise............... 54

ARTICLE VI     CONDITIONS OF MERGER.......................................... 54
               SECTION 6.1   Conditions to Obligation of Each
                             Party to Effect the Merger...................... 54
               SECTION 6.2   Conditions to Obligations of the
                             Company to Effect the Merger.................... 55
               SECTION 6.3   Conditions to Obligations of Parent
                             and Sub to Effect the Merger.................... 56

ARTICLE VII    TERMINATION, AMENDMENT AND WAIVER............................. 57
               SECTION 7.1   Termination..................................... 57
               SECTION 7.2   Effect of Termination........................... 58
               SECTION 7.3   Fees and Expenses............................... 59
               SECTION 7.4   Amendment....................................... 59
               SECTION 7.5   Waiver.......................................... 59

ARTICLE VIII   RELEASE OF ESCROWED SHARES.................................... 59
               SECTION 8.1   Delivery of the Escrowed Shares................. 59
               SECTION 8.2   Voting of and Dividends on the
                             Escrowed Shares................................. 59

ARTICLE IX     GENERAL PROVISIONS............................................ 60
               SECTION 9.1   Non-Survival of Representations,
                             Warranties and Agreements....................... 60
               SECTION 9.2   Notices......................................... 60
               SECTION 9.3   Certain Definitions............................. 61
               SECTION 9.4   Severability.................................... 67
               SECTION 9.5   Entire Agreement; Assignment.................... 67
               SECTION 9.6   Parties in Interest............................. 68
               SECTION 9.7   Governing Law................................... 68
               SECTION 9.8   Headings........................................ 68
               SECTION 9.9   Counterparts.................................... 68

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



                          AGREEMENT AND PLAN OF MERGER

               AGREEMENT AND PLAN OF MERGER, dated as of November 6, 1997 (the "Agreement"), among Fred Meyer, Inc., a Delaware corporation ("Parent"), FFL Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and Food 4 Less Holdings, Inc., a Delaware corporation (the "Company").

               WHEREAS, the Boards of Directors of Parent, Sub and the Company have each approved the merger of Sub with and into the Company and the Company becoming a wholly owned direct subsidiary of Parent (the "Merger") in accordance with the General Corporation Law of the State of Delaware ("DGCL") upon the terms and subject to the conditions set forth herein;

               WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Parent's willingness to enter into this Agreement, Parent and certain Company stockholders (the "Stockholders") have entered into stockholders agreements, each dated as of the date hereof and attached as Annex A hereto (the "Stockholders Agreements"); and

               WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

               NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Sub and the Company hereby agree as follows:


                                    ARTICLE I

                                   THE MERGER

               SECTION 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL, at the Effective Time (as defined in Section 1.2), Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation"). At Parent's election, the Merger may alternatively be structured so that any direct wholly owned subsidiary of Parent may be substituted for Sub as a constituent corporation in the Merger. In the event of such an election, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such election.

               SECTION 1.2 Effective Time. The parties hereto shall cause the Merger to be consummated by filing a certificate of merger or a certificate of ownership and merger (the "Certificate of Merger") on the Closing Date with the Secretary of State of the State of Delaware, in such form as required by and executed in accordance with the relevant provisions of the DGCL (the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (or such later time as is specified in the Certificate of Merger) being the "Effective Time").

               SECTION 1.3 Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time all the property, rights, privileges, immunities, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

               SECTION 1.4 Certificate of Incorporation; By-Laws. (a) At the Effective Time and without any further action on the part of the Company and Sub, the text of the Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall be amended, restated and integrated to read in its entirety as set forth in Exhibit A hereto, and as so amended, restated and integrated shall be the Certificate of Incorporation of the Surviving Corporation until thereafter and further amended as provided therein and under the DGCL.

               (b) At the Effective Time and without any further action on the part of the Company and Sub, the By-Laws of Sub shall be the By-Laws of the Surviving Corporation and thereafter may be amended or repealed in accordance with their terms or the Certificate of Incorporation of the Surviving Corporation and as provided by law.

               SECTION 1.5 Directors and Officers. The directors of Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed (as the case may be) and qualified.

               SECTION 1.6 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Sub, the Company or the holders of any of the following securities:

               (a)  Subject to Section 1.8:

                    (A) each share of Common Stock, par value $.01 per share, of the Company ("Company Voting Common Stock") and each share of Non-Voting Common Stock, par value

        $.01 per share, of the Company ("Company Non-Voting Common Stock"; and, together with the Company Voting Common Stock, the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock to be cancelled in accordance with Section 1.6(b) hereof or shares of Company Common Stock ("Dissenting Shares") that are held by stockholders ("Dissenting Stockholders") properly exercising appraisal rights pursuant to Section 1.12) shall be converted into and represent the right to receive (a) a number (rounded to the nearest ten-thousandth of a share) of fully paid and nonassessable shares of Common Stock, par value $.01 per share, of Parent (the "Parent Common Stock") equal to the quotient of (i) the Applicable Percentage of the Per Share Value divided by (ii) the Average Parent Price, (the "Common Stock Consideration"), payable upon the surrender of the certificate formerly representing such share of Company Common Stock and (b) if the Applicable Percentage is less than 100% at the Effective Time, a percentage interest (the "Escrow Percentage Interest") in any Escrowed Shares (as defined in Section 1.11) equal to one (1) divided by the Fully-Diluted Basis, payments and/or distributions from which shall be made as provided in and subject to the terms and conditions of the Escrow Agreement in the form of Exhibit B hereto (the "Escrow Agreement") (the Common Stock Consideration and any Escrow Percentage Interest described in (ii) above hereinafter referred to as the "Common Merger Consideration"); and

                             (B) each share of Series A Preferred Stock, par value $.01 per share, of the Company ("Series A Preferred Stock") and each share of Series B Preferred Stock, par value $.01 per share, of the Company ("Series B Preferred Stock"; together with the Series A Preferred Stock, the "Company Preferred Stock; together with the Company Common Stock, the "Company Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and represent the right to receive (i) a number of fully paid and nonassessable shares of Parent Common Stock equal to the Common Stock Consideration times the number of shares of Company Common Stock into which such share of Company Preferred Stock is then convertible (the "Preferred Stock Consideration"), payable upon the surrender of the certificate formerly representing such share of Company Preferred Stock and (ii) if the Applicable Percentage is less than 100% at the Effective Time, an Escrow Percentage Interest equal to the number of shares of Company Common Stock into which such share of Company Preferred Stock is then convertible divided by the Fully- Diluted Basis (the Preferred Stock Consideration and any Escrow Percentage Interest described in (ii) above hereinafter referred to as the "Preferred Merger Consideration" and, together with the Common Merger Consideration, as the "Merger Consideration").

        As of the Effective Time, all such shares of Company Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 1.9 and (iii) any dividends and distributions in accordance with Section 1.9(e), in each case without interest.

               (b) Each share of Company Common Stock that is (i) held in the treasury of the Company or (ii) owned by Parent, Sub or any other direct or indirect subsidiary of Parent or of the Company, in each case immediately prior to the Effective Time, shall be cancelled and retired without any conversion thereof and no payment or distribution shall be made with respect thereto.

               (c) Each share of common, preferred or other capital stock of Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall be unchanged after the Merger and shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation.

               SECTION 1.7 Treatment of Employee Options and Other Employee Equity Rights. (a) Immediately prior to the Effective Time, each outstanding option (a "Company Option") to purchase shares of Company Common Stock under any stock option or equity incentive plan of the Company (collectively, the "Company Option Plans"), shall be cancelled in exchange for the following payments. With respect to such portion of a Company Option which is exercisable immediately prior to March 20, 1998 (a "Vested Option Portion"), the Company shall pay to each holder of the Company Option a cash payment in an amount equal to the excess, if any, of the Per Value Share minus the per share exercise price of such Company Option, multiplied by the number of shares of Company Common Stock subject to such Vested Option Portion, subject to applicable income tax withholding and employer taxes. With respect to such portion of a Company Option which is not exercisable immediately prior to the Effective Time (an "Unvested Option Portion"), subject to Section 1.7(b) and the following sentence, if the holder (a "Qualifying Employee") of the Company Option is employed by the Company or any successor employer to the Company on the first anniversary of the Effective Time (the "First Anniversary"), the Company shall pay to the Qualifying Employee within 10 days after the First Anniversary, a cash payment in an amount equal to the excess, if any, of the Per Share Value minus the per share exercise price of such Company Option, multiplied by the number of shares of Company Common Stock subject to such Unvested Option Portion, plus a pro rata portion (based on the ratio of the amounts payable to Qualifying Employees under this sentence) of any amounts which would have been payable to holders under this sentence but who are not Qualifying Employees, subject to applicable income tax withholding and employer taxes. If the Company or any successor employer to the Company terminates the employment of a holder of a Company Option after the Effective Time and prior to the First Anniversary without "cause" or such holder terminates such employment for "good reason," as determined by the Company on a case by case basis, such holder shall be a "Qualifying Employee" and such holder shall be entitled to receive the payments prescribed by the preceding sentence with respect to the Unvested Option Portion of such holder's Company Options.

        (b) Any amount payable to a Qualifying Employee under Section 1.7(a) with respect to the Qualifying Employee's Unvested Option Portion shall not exceed the maximum amount which would not be subject to disallowance of deductibility under Section 280G of the Code, as determined by the Company, unless the payment of such excess amount is approved by the Company's shareholders pursuant to Section 280G(b)(5) of the Code.

        (c) Prior to the Effective Time, the Board of Directors of the Company (or, if appropriate, a committee thereof) shall adopt appropriate resolutions and take all other actions necessary to provide for the cancellation of the Company Options and the payments prescribed by Section 1.7(a).

        (d) Prior to the Effective Time, the Board of Directors of Parent (or, if appropriate, any Committee thereof) shall adopt appropriate resolutions and take all other actions necessary to provide that, effective at the Effective Time, all the outstanding Common Stock Purchase Warrants (the "Company Warrants") heretofore granted under the Warrant Agreement of the Company dated December 31, 1992 (but not including the Yucaipa Warrant) shall be assumed by Parent and converted automatically into a warrant to purchase shares of Parent Common Stock and Escrow Percentage Interests (collectively, a "New Warrant") in an amount and, if applicable, at an exercise price determined as provided below:

               (i) The number of shares of Parent Common Stock to be subject to the New Warrant shall be equal to the product of the number of shares of Company Common Stock remaining subject (as of immediately prior to the Effective Time) to the Company Warrants times the quotient of (i) the Applicable Percentage of the Per Share Value divided by (ii) the Average Parent Price, provided that any fractional shares of Parent Common Stock resulting from such multiplication shall be rounded down to the nearest share;

               (ii) the Escrow Percentage Interest to be subject to the New Warrant shall be equal to the quotient of the number of shares of Company Common Stock remaining subject (as of immediately prior to the Effective Time) to the Company Warrants divided by the Fully-Diluted Basis and

               (iii) the exercise price per share of Parent Common Stock under the New Warrant shall be equal to the product of (i) the exercise price per share of the Company Common Stock under the Company Warrants divided by the Per Share Value, multiplied by (ii) Average Parent Price, provided that such exercise price shall be rounded down to the nearest cent.

        (e) As provided herein, the Company Options, Company Warrants and any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Subsidiary of the Company shall terminate as of the Effective Time and the Company shall take all reasonable steps to ensure that following the Effective Time no participant in any Company Option Plans shall have any right thereunder to acquire capital stock of the Company, Sub or the Surviving Corporation, provided that, unless exercised prior to the Effective Time, the Company Warrants shall represent the ongoing right to acquire Parent Common Stock as set forth above. The Company will take all reasonable steps to ensure that, as of the Effective Time, none of Sub, the Company, the Surviving Corporation or any of their respective Subsidiaries is or will be bound by any Company Options, Company Warrants, other options, warrants, rights or agreements which would entitle any person, other than Sub or its affiliates, to own any capital stock of the Company, Sub, the Surviving Corporation or any of their respective subsidiaries or to receive any payment in respect thereof, except as otherwise provided herein.

               SECTION 1.8 Fractional Interests. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued in connection with the Merger, and such fractional interests will not entitle the owner thereof to any rights of a stockholder of Parent. In lieu of any such fractional interests, each holder of shares of Company Stock exchanged pursuant to Section 1.6(a) who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all shares of Company Stock then held of record by such holder) shall receive cash (without interest) in an amount equal to the product of such fractional part of a share of Parent Common Stock multiplied by the Average Parent Price (as defined below).

               SECTION 1.9 Surrender of Shares of Company Stock; Stock Transfer Books. (a) Prior to the Closing Date, Sub shall designate a bank or trust company reasonably acceptable to the Company to act as agent for the holders of shares of Company Stock in connection with the Merger (the "Exchange Agent") to receive the shares of Parent Common Stock (and any cash payable in lieu of any fractional shares of Parent Common Stock) to which holders of shares of Company Stock shall become entitled pursuant to Sections 1.6(a) and 1.8. Immediately before the Effective

Time, Parent will, or will cause Sub to, make available to the Exchange Agent sufficient shares of Parent Common Stock and cash to make all exchanges pursuant to Section 1.9(b).

               (b) Promptly after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, cause to be mailed to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented shares of Company Stock (the "Certificates"), a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock therefor. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor, (i) a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of Section 1.6(a), (ii) cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 1.8, after giving effect to any required tax withholdings, and (iii) any dividends or distributions to which such holder is entitled pursuant to Section 1.9(e), and the Certificate so surrendered shall forthwith be cancelled. If the exchange of certificates representing shares of Parent Common Stock is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of exchange that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such exchange shall have paid any transfer and other taxes required by reason of the exchange of certificates representing shares of Parent Common Stock to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable.

               (c) At any time following 12 months after the Effective Time, Parent shall be entitled to require the Exchange Agent to deliver to it or the Surviving Corporation any shares of Parent Common Stock (and any cash payable in lieu of any fractional shares of Parent Common Stock and dividends or other distributions in respect thereof) which had been made available to the Exchange Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the shares of Parent Common Stock (and any cash payable in lieu of any fractional shares of Parent Common Stock) payable upon due surrender of their Certificates. Notwithstanding the foregoing, neither Parent, the Surviving Corporation nor the Exchange Agent shall be liable to any holder of a Certificate for shares of Parent Common Stock (and any cash payable in lieu of any fractional shares of Parent Common Stock) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

               (d) At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Stock on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of shares of Company Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Stock except as otherwise provided for herein or by applicable law.

               (e) No dividends or other distributions declared or made after the Effective Time with respect to shares of Parent Common Stock shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock it is entitled to receive and no cash payment in lieu of fractional interests shall be paid pursuant to Section 1.8 until the holder of such Certificate shall surrender such Certificate in accordance with the provisions of this Agreement. Upon such surrender, Parent shall cause to be paid to the person in whose name the certificates representing such shares of Parent Common Stock shall be issued, any dividends or distributions with respect to such shares of Parent Common Stock which have a record date after the Effective Time and shall have become payable between the Effective Time and the time of such surrender. In no event shall the person entitled to receive such dividends or distributions be entitled to receive interest thereon.

               (f) If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either Sub or the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of Sub and the Company or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in such names and on such behalves or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

               SECTION 1.10 Closing and Closing Date. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to the provisions of Section 7.1, the closing (the "Closing") of the transactions contemplated by this Agreement shall take place
(a) at 10:00 a.m. (Pacific time) on the second business day after all of the conditions to the respective obligations of the parties set forth in Article VI hereof shall have been satisfied or waived or (b) at such other time and date as Parent and the Company shall agree (such date and time on and at which the Closing occurs being referred to herein as the "Closing Date"). The Closing shall take place at such location as Parent and the Company shall agree.

               SECTION 1.11 Escrow. Immediately prior to the Effective Time, to the extent required by Section 1.6(a) above, (i) Parent, the Stockholders' Representatives (as defined in Section 1.13) and an escrow agent selected by Parent and reasonably acceptable to the Company (the "Escrow Agent") shall enter into the Escrow Agreement and (ii) Parent shall deposit with the Escrow Agent, in trust, a number of fully paid and nonassessable shares of Parent Common Stock ("Escrowed Shares") equal to the quotient of (A) the product of (i) one (1) minus the Applicable Percentage (expressed as a decimal) times (ii) the product of the (a) Per Share Value times (b) the Fully-Diluted Basis divided by (B) the Average Parent Price. All matters relating to the Escrowed Shares, to the extent not referred to in this Agreement, shall be governed by the Escrow Agreement; provided, that, in the event of any conflict between the terms of this Agreement and the Escrow Agreement, the terms of this Agreement shall be controlling. The Stockholders' Representatives shall have full power and authority to act on behalf of the holders of the Escrow Percentage Interests with respect to all matters relating to the Escrowed Shares and the Escrow Agreement. The Escrow Agent shall hold and disburse the Escrowed Shares in accordance with Article VIII hereof and the Escrow Agreement. The Escrowed Shares shall not be used for any other purpose.

               SECTION 1.12 Appraisal Rights. Notwithstanding any other provision of this Agreement to the contrary, shares of Company Common Stock outstanding immediately prior to the Effective Time ("Dissenting Shares") and held by a holder (a "Dissenting Stockholder") who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Company Common Stock in accordance with the DGCL shall not be converted into a right to receive the Common Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses its right to appraisal or it is determined that such holder does not have appraisal rights in accordance with the DGCL. If after the Effective Time such holder fails to perfect or withdraws or loses its right to appraisal, or if it is determined that such holder does not have an appraisal right, such shares of Company Common Stock shall be treated as if they had been exchanged as of the Effective Time for a right to receive the Common Merger Consideration. The Company shall give Parent and Sub prompt notice of any demands received by the Company for appraisal of shares of Company Common Stock, and Parent and Sub shall have the right to participate in all negotiations and proceedings with respect to such demands except as required by applicable law. The Company shall not, except with the prior written consent of Parent and Sub, make any payment with respect to, or settle or offer to settle, any such demands.

               SECTION 1.13 Stockholders' Representatives. Ronald W. Burkle, George G. Golleher and John Kissick (the "Stockholders' Representatives") are hereby appointed as the Stockholders' Representatives on behalf of the Company's stockholders and irrevocably constituted and appointed as each stockholder's attorney-in-fact, to act, by majority action, in each stockholder's name, place and stead in any way in which such stockholder could do any or all of the following: (i) to execute and deliver in their capacity as the Stockholders' Representatives any and all notices documents or certificates to be executed by the Stockholders' Representatives in accordance with this Agreement; and (ii) to take all other actions and do other things provided in or contemplated by this Agreement to be taken or performed by the Stockholders' Representatives.


                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

               The Company hereby represents and warrants to Parent and Sub that:

               SECTION 2.1 Organization and Qualification. The Company and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the corporate power and authority to own and operate its business as presently conducted. The Company and each of its Subsidiaries is duly qualified as a foreign corporation or other entity to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except for such failures of the Company and any of its Subsidiaries to be so qualified as would not, individually or in the aggregate, have a Material Adverse Effect (as defined in Section 9.3). The Company has previously made available to Parent true and correct copies of its certificate of incorporation and bylaws or other organizational documents and the charter documents and bylaws or other organizational documents of each of its Subsidiaries, as currently in effect.

               SECTION 2.2 Authorization; Validity and Effect of Agreement. The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company and all other necessary corporate action on the part of the Company, other than the adoption and approval of this Agreement by the stockholders of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby and the execution, delivery and performance of the Stockholders Agreements by the parties thereto. The Board of Directors of the Company has approved for the purposes of Section 251(b) of the DGCL the agreement of merger contained in this Agreement. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

               SECTION 2.3 Capitalization. The authorized capital stock of the Company consists of 60,000,000 shares of Company Voting Common Stock, 25,000,000 shares of Company Non-Voting Common Stock and 50,000,000 shares of preferred stock, each having a par value of $.01 per share (of which 25,000,000 shares have been designated as Series A Preferred Stock and 25,000,000 shares have been designated as Series B Preferred Stock), of which 16,976,595 shares of Company Voting Common Stock, 16,683,244 shares of Series A Preferred Stock (none of which are held in the Company treasury) and 3,100,000 shares of Series B Preferred Stock (none of which are held in the Company treasury), are issued and outstanding and 3,304,114 shares of Company Voting Common Stock are subject to Company Options. There are no outstanding shares of Company Non-Voting Common Stock. All of the issued and outstanding shares of Company Common Stock are validly issued, fully paid and non-assessable. As of the date hereof, except as otherwise disclosed in Section 2.3 of the disclosure schedule delivered by the Company to Parent and Sub prior to the execution of this Agreement (the "Disclosure Schedule"), there are no existing options, warrants, calls, subscriptions, convertible securities or other securities, agreements, commitments, or obligations which would require the Company or any of its Subsidiaries to issue or sell shares of Company Common Stock, Company Preferred Stock or any other equity securities, or securities convertible into or exchangeable or exercisable for shares of Company Common Stock, Company Preferred Stock or any other equity securities of the Company or any of its

Subsidiaries. Except as set forth in Section 2.3 of the Disclosure Schedule, the Company has no commitments or obligations to purchase or redeem any shares of Company Common Stock.

               SECTION 2.4 Subsidiaries. The only Subsidiaries of the Company are those set forth in Section 2.4 of the Disclosure Schedule. All of the outstanding shares of capital stock and other ownership interests of each of the Company's Subsidiaries are validly issued, fully paid, non-assessable and free of preemptive rights, rights of first refusal or similar rights. Except as set forth in Section 2.4 of the Disclosure Schedule, the Company owns, directly or indirectly, all of the issued and outstanding capital stock and other ownership interests of each of its Subsidiaries, free and clear of all Encumbrances (as defined in Section 9.3), and there are no existing options, warrants, calls, subscriptions, convertible securities or other securities, agreements, commitments or obligations of any character relating to the outstanding capital stock or other securities of any Subsidiary of the Company or which would require any Subsidiary of the Company to issue or sell any shares of its capital stock, ownership interests or securities convertible into or exchangeable for shares of its capital stock or ownership interests.

               SECTION 2.5 Other Interests. Except as set forth in Section 2.5 of the Disclosure Schedule, neither the Company nor any of the Company's Subsidiaries owns, directly or indirectly, any interest or investment in the equity or debt for borrowed money of any corporation, partnership, limited liability company, joint venture, business, trust or other Person (other than the Company's Subsidiaries).

               SECTION 2.6 No Conflict; Required Filings and Consents. (a) Except as set forth in Section 2.6 of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the performance by the Company of its obligations hereunder, nor the consummation of the transactions contemplated hereby, will: (i) conflict with the Company's certificate of incorporation or bylaws; (ii) assuming satisfaction of the requirements set forth in Section 2.6(b) below, violate any statute, law, ordinance, rule or regulation, applicable to the Company or any of its Subsidiaries or any of their properties or assets; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of the Company or any of its Subsidiaries, or cause an indemnity payment to be made by the Company or any of its Subsidiaries under, or result in the creation or imposition of any lien upon any properties, assets or business of the Company or any of its Subsidiaries under, any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment or any order, judgment or decree to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties is bound or encumbered, or give any Person the right to require the Company or any of its Subsidiaries to purchase or repurchase any notes, bonds or instruments of any kind except, in the case of clauses (ii) and (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a Material Adverse Effect.

               (b) Except (i) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), and state securities or "blue sky" laws ("Blue Sky Laws"), (ii) for the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), (iii) for the filing of a certificates of merger pursuant to the DGCL, and (iv) with respect to matters set forth in Sections 2.6(a) or 2.6(b) of the Disclosure Schedule, no consent, approval or authorization of, permit from, or declaration, filing or registration with, any governmental or regulatory authority, or any other Person (as defined in Section 9.3) or entity is required to be made or obtained by the Company or its Subsidiaries in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except where the failure to obtain such consent, approval, authorization, permit or declaration or to make such filing or registration would not, individually or in the aggregate, have a Material Adverse Effect.

               SECTION 2.7 Compliance. Except as set forth in Section 2.7 of the Disclosure Schedule, the Company and each of its Subsidiaries is in compliance with all foreign, federal, state and local laws and regulations applicable to its operations or with respect to which compliance is a condition of engaging in the business thereof (including, without limitation, all Environmental Laws), except to the extent that failure to comply would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Company, except as set forth in Section 2.7 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has received any notice asserting a failure, or possible failure, to comply with any such law or regulation, the subject of which notice has not been resolved as required thereby or otherwise to the satisfaction of the party sending the notice, except for such failure as would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its Subsidiaries have all permits, licenses and franchises from governmental agencies required to conduct their respective businesses as they are now being conducted and all such permits, licenses and franchises will remain in effect after the Effective Time, except for such failures to have such permits, licenses and franchises or failures to remain effective that would not, individually or in the aggregate, have a Material Adverse Effect.

               SECTION 2.8 SEC Documents. (a) The Company has delivered or made available to Parent true and complete copies of each registration statement, proxy or information statement, form, report and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since January 1, 1996 (collectively, the "Company SEC Reports"). As of their respective dates, the Company SEC Reports and any registration statements, reports, forms, proxy or information statements and other documents filed by the Company with the SEC after the date of this Agreement (i) complied, or, with respect to those not yet filed, will comply, in all material respects with the applicable requirements of the Securities Act and the Exchange Act and (ii) did not, or, with respect to those not yet filed, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

               (b) Each of the consolidated balance sheets of the Company included in or incorporated by reference into the Company SEC Reports (including the related notes and schedules) presents fairly, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of its date, and each of the consolidated statements of income, retained earnings and cash flows of the Company included in or incorporated by reference into the Company SEC Reports (including any related notes and schedules) presents fairly, in all material respects, the results of operations, retained earnings or cash flows, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

               (c) Except as set forth in the Recent Company SEC Reports (as defined below) or in Section 2.8 of the Disclosure Schedule and except for the transactions expressly contemplated hereby, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of the Company or in the notes thereto, prepared in accordance with GAAP consistently applied, except for (i) liabilities or obligations that were so reserved on, or reflected in (including the notes to), the consolidated balance sheet of the Company as of February 2, 1997 and (ii) liabilities or obligations arising in the ordinary course of business (including trade indebtedness) since February 2, 1997 which would not, individually or in the aggregate, have a Material Adverse Effect.

               SECTION 2.9 Litigation. Except as set forth in the Company SEC Reports filed prior to the date of this Agreement (the "Recent Company SEC Reports") or in Section 2.9 of the Disclosure Schedule, there is no Action instituted, pending or, to the knowledge of the Company, threatened, in each case against the Company or any of its Subsidiaries, which would, individually or in the aggregate, directly or indirectly, have a Material Adverse Effect, nor is there any outstanding judgment, decree or injunction, in each case against the Company or any of its Subsidiaries, or any statute, rule or order of any domestic or foreign court, governmental department, commission or agency applicable to the Company or any of its Subsidiaries which has or will have, individually or in the aggregate, any Material Adverse Effect.

               SECTION 2.10 Absence of Certain Changes. Except as set forth in the Recent Company SEC Reports or in Section 2.10 of the Disclosure Schedule and except for the transactions expressly contemplated hereby, since February 2, 1997, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course consistent with past practices and there has not been any (i) change in the Company's business, operations, condition (financial or otherwise), results of operations, assets or liabilities, except for changes contemplated hereby or changes which have not, individually or in the aggregate, had a Material Adverse Effect, or (ii) condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Except as set forth in the Recent Company SEC Reports or in Section 2.10 of the Disclosure Schedule, from February 2, 1997 through the date of this Agreement, neither the Company nor any of its Subsidiaries has taken any of the actions prohibited by
Section 4.1 hereof.

               SECTION 2.11 Taxes. Except as set forth in Section 2.11 of the Disclosure Schedule:

                      (a) the Company and its Subsidiaries have (A) duly filed (or there have been filed on their behalf) with the appropriate governmental authorities all Tax Returns (as defined in Section 9.3) required to be filed by them and such Tax Returns are true, correct and complete in all respects, except where any such failure to file, or failure to be true, correct and complete, would not, individually or in the aggregate, have a Material Adverse Effect, and (B) duly paid in full all Taxes shown to be due on such Tax Returns;

                      (b) the Company and its Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the withholding of Taxes and the payment of such withheld Taxes to the proper governmental authorities, except where any such failure to comply, withhold or pay over would not, individually or in the aggregate, have a Material Adverse Effect;

                      (c) all federal income Tax Returns of the Company and its Subsidiaries have been audited, and no federal or material state, local or foreign audits or other administrative proceedings or court proceedings are presently being conducted with regard to any Taxes or Tax Returns of the Company or its Subsidiaries and neither the Company nor its Subsidiaries has received a written notice of any pending audits with respect to material Taxes or material Tax Returns of the Company, and neither the Company nor any of its Subsidiaries has waived in writing any statute of limitations with respect to material Taxes;

                      (d) neither the Internal Revenue Service nor any other taxing authority (whether domestic or foreign) has asserted in writing against the Company or any of its Subsidiaries any deficiency or claim for Taxes, except where any such deficiency or claim for Taxes, if decided adversely to the Company or any of its Subsidiaries, would not, individually or in the aggregate, have a Material Adverse Effect;

                      (e) There are no material liens for Taxes upon any Property or Assets of the Company or any Subsidiary thereof, except for liens for Taxes not yet due and payable and liens for Taxes that are being contested in good faith by appropriate proceedings, and no material written power of attorney that has been granted by the Company or its Subsidiaries (other than to the Company or a Subsidiary) currently is in force with respect to any matter relating to Taxes;

                      (f) Neither the Company nor any of its Subsidiaries has, with regard to any assets or property held or acquired by any of them, agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any of its Subsidiaries; and

                      (g) Since June 14, 1995, none of the Company or its Subsidiaries has been a member of an Affiliated Group filing a consolidated federal income tax return other than a group the common parent of which is the Company.

               SECTION 2.12  Employee Benefit Plans.

               (a) Section 2.12 of the Disclosure Schedule contains a complete list of all Employee Plans of the Company and its Subsidiaries. True and complete copies or written descriptions of the Employee Plans of the Company and its Subsidiaries, including, without limitation, trust instruments, if any, that form a part thereof, and all amendments thereto have been furnished or made available to Parent and its counsel.

               (b) Except as described in Section 2.12 of the Disclosure Schedule, each of the Employee Plans of the Company and of its ERISA Affiliates (other than any Multiemployer Plan) has been administered and is in compliance with the terms of such Employee Plan and all applicable laws, rules and regulations except for noncompliance which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

               (c) No "reportable event" (as such term is used in section 4043 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), "prohibited transaction" (as such term is used in section 406 of ERISA or section 4975 of the Code), "nondeductible contributions" (as such term is used in Section 4972 of the Code) or "accumulated funding deficiency" (as such term is used in section 412 or 4971 of the Code) has heretofore occurred with respect to any Employee Plan (other than any Multiemployer Plan) of the Company or any ERISA Affiliate, except for such events which would not, individually or in the aggregate, have a Material Adverse Effect.

               (d) No litigation or administrative or other proceeding involving any Employee Plans of the Company or any of its ERISA Affiliates (other than any Multiemployer Plan) has occurred or are threatened where an adverse determination could, individually or in the aggregate, have a Material Adverse Effect.

               (e) Except as set forth in Section 2.12 of the Disclosure Schedule, neither the Company nor any ERISA Affiliate of the Company has incurred any withdrawal liability with respect to any Multiemployer Plan under Title IV of ERISA which remains unsatisfied, except for such liabilities as would not, individually or in the aggregate, have a Material Adverse Effect.

               (f) All of the Employee Plans of the Company or its Subsidiaries (other than any Multiemployer Plan) can be terminated by the Company without incurring any material liability. The Company and its Subsidiaries can withdraw from participation in any Employee Plan that is a Multiemployer Plan. Any termination of, or withdrawal from, any Employee Plans of the Company or its Subsidiaries, on or prior to the Closing Date, would not subject the Company to any liability under Title IV of ERISA that would individually, or in the aggregate, have a Material Adverse Effect.

               (g) Neither the Company nor any of its Affiliates is aware of any situation with respect to a Multiemployer Plan described in (b), (c) or (d) above, except as described in Section 2.12 of the Disclosure Schedule.

               (h) The transactions contemplated by this Agreement will not cause the occurrence of a situation described in Section 2.12 (b), (c), (d) or
(e) as of the Effective Time.

               SECTION 2.13 No Other Agreements to Sell the Company or its Assets. The Company has no legal obligation, absolute or contingent, to any other Person to sell any material portion of the Assets of the Company, to sell any material portion of the capital stock or other ownership interests of the Company or any of its Subsidiaries, or to effect any merger, consolidation or other reorganization of the Company or any of its Subsidiaries or to enter into any agreement with respect thereto.

               SECTION 2.14 Assets. (a) Except as set forth in Section 2.14(a) of the Disclosure Schedule, the Company and its Subsidiaries have good and marketable title to or a valid leasehold estate in all of the material properties and assets, real or personal, reflected on the Company's balance sheet at February 2, 1997 (except for properties or assets subsequently sold in the ordinary course of business consistent with past practice). Except as set forth in Section 2.14(a) of the Disclosure Schedule, the Company and its Subsidiaries have good and marketable title or a valid right to use all of the real properties that are necessary, and all of the personal assets and properties that are materially necessary, for the conduct of the business of the Company or any of its Subsidiaries free and clear of all Encumbrances (other than Permitted Encumbrances).

               (b) Section 2.14(b) of the Disclosure Schedule sets forth a complete and accurate list of each improved or unimproved real property (whether owned or leased, "Property") and/or store, office, plant or warehouse ("Facility") owned or leased by the Company or any of its Subsidiaries, and the current use of such Property or Facility and indicating whether the Property or Facility is owned or leased.

               (c) There are no pending or, to the best knowledge of the Company, threatened condemnation or similar proceedings against the Company or any of its Subsidiaries or to the knowledge of the Company, otherwise relating to any of the Properties or Facilities of the Company and its Subsidiaries except for such proceedings which would not, individually or in the aggregate, have a Material Adverse Effect.

               (d) Section 2.14(d) of the Disclosure Schedule sets forth a complete and accurate list of all Leases (including subleases and licenses) of personal property entered into by the Company or any of its Subsidiaries and involving any annual expense to the Company or any such Subsidiary in excess of $250,000 and/or not cancelable (without material liability) within two (2) years.

               (e) Section 2.14(e) of the Disclosure Schedule indicates each Lease entered into by the Company or any of its Subsidiaries, as a tenant or subtenant.

               (f) The Company or its Subsidiaries, as the case may be, has in all material respects performed all obligations on its part required to have been performed with respect to (i) all Assets leased by it or to it (whether as lessor or lessee), and (ii) all Leases and there exists no material default or event which, with the giving of notice or lapse of time or both, would become a default on the part of the Company or any of its Subsidiaries under any Lease, in each case except where the failure to perform or such default or event would not, individually or in the aggregate, have a Material Adverse Effect.

               (g) To the knowledge of the Company, each of the Leases is valid, binding and enforceable in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing) and is in full force and effect, and assuming all consents required by the terms thereof or applicable law have been obtained, the Leases will continue to be valid, binding and enforceable in accordance with their respective terms and in full force and effect immediately following the consummation of the transactions contemplated hereby, in each case except where the failure to be valid, binding and enforceable and in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect.

               (h) Except as shown on Section 2.14(h) of the Disclosure Schedule, the Company has delivered to Parent, or otherwise made available, originals or true copies of all material Leases (as the same may have been amended or modified, in any material respect, from time to time).

               (i) The company has provided to Parent a true and complete list of all "radius clauses" to which it is bound under any real property leases.

               SECTION 2.15 Contracts and Commitments. Section 2.15 of the Disclosure Schedule contains a complete and accurate list of all contracts (written or oral), plans, undertakings, commitments or agreements ("Contracts") of the following categories to which the Company or any of its Subsidiaries is a party or by which any of them is bound as of the date of this Agreement:

               (a) employment contracts, including, without limitation, contracts to employ executive officers and other contracts with officers, directors or stockholders of the Company, and all severance, change in control or similar arrangements with any officers, employees or agents of the Company that will result in any obligation (absolute or contingent) of the Company or any of its Subsidiaries to make any payment to any officers, employees or agents of the Company following either the consummation of the transactions contemplated hereby, termination of employment, or both;

               (b) labor contracts;

               (c) material distribution, franchise, license, sales, agency or advertising contracts;

               (d) Contracts for the purchase of inventory which are not cancelable (without material penalty, cost or other liability) within one (1) year (other than Contracts for the purchase of holiday goods in accordance with customary industry practices) and other Contracts made in the ordinary course of business involving annual expenditures or liabilities in excess of $400,000 which are not cancelable (without material penalty, cost or other liability) within ninety (90) days, other than purchase orders made in the ordinary course of business consistent with past practice;

               (e) promissory notes, loans, agreements, indentures, evidences of indebtedness or other instruments providing for the lending of money, whether as borrower, lender or guarantor, in excess of $250,000;

               (f) Contracts (other than Leases) containing covenants limiting the freedom of the Company or any of its Subsidiaries to engage in any line of business or compete with any Person or operate at any location;

               (g) joint venture or partnership agreements or joint development or similar agreements pursuant to which any third party is entitled to develop any Property and/or Facility on behalf of the Company or its Subsidiaries; and

               (h) any Contract where the customer under such Contract is a federal, state or local government.

               True copies of the written Contracts identified in Section 2.15 of the Disclosure Schedule have been delivered or made available to Parent.

               SECTION 2.16 Absence of Breaches or Defaults. Neither the Company nor any of its Subsidiaries is and, to the knowledge of the Company, no other party is in default under, or in breach or violation of, any Contract identified on Section 2.15 of the Disclosure Schedule and, to the knowledge of the Company, no event has occurred which, with the giving of notice or passage of time or both would constitute a default under any Contract identified on Section 2.15 of the Disclosure Schedule, except for defaults, breaches, violations or events which, individually or in the aggregate, would not have a Material Adverse Effect. Other than Contracts which have terminated or expired in accordance with their terms, each of the Contracts identified on Section 2.15 of the Disclosure Schedule is valid, binding and enforceable in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered on a proceeding in equity or at law) and an implied covenant of good faith and fair dealing) and is in full force and effect, and assuming all consents required by the terms thereof or applicable law have been obtained, such Contracts will continue to be valid, binding and enforceable in accordance with their respective terms and in full force and effect immediately following the consummation of the transactions contemplated hereby, in each case except where the failure to be valid, binding, enforceable and in full force and effort would not, individually or in the aggregate, have a Material Adverse Effect. No event has occurred which either entitles, or would, on notice or lapse of time or both, entitle the holder of any indebtedness for borrowed money affecting the Company or any of its Subsidiaries (except for the execution or consummation of this Agreement and the Stockholders Agreements) to accelerate, or which does accelerate, the maturity of any indebtedness affecting the Company or any of its Subsidiaries, except as set forth in Section 2.16 of the Disclosure Schedule.

               SECTION 2.17 Labor Matters.

               (a) Section 2.17(a) of the Disclosure Schedule contains a complete list of all organizations representing the employees of the Company or any of its Subsidiaries. As of the date hereof, there is no strike, work stoppage or labor disturbance, pending or, to the best knowledge of the Company, threatened, which involves any employees of the Company or any of its Subsidiaries.

               (b) Section 2.17(b) of the Disclosure Schedule contains as of the date hereof (i) a list of all material unfair employment or labor practice charges which are presently pending which to the knowledge of the Company have been filed with any governmental authority by or on behalf of any employee against the Company or any of its Subsidiaries and (ii) a list of all material employment-related litigation, including, without limitation, arbitrations or administrative proceedings which are presently pending, filed by or on behalf of any former, current or prospective employee against the Company or any of its Subsidiaries.

               (c) Except as described in Sections 2.17(a) and (b) of the Disclosure Schedule, there are not presently pending or, to the best knowledge of the Company, threatened, against the Company or any of its Subsidiaries any claims by any governmental authority, labor organization, or any former, current or prospective employee alleging that the Company or any such employer has violated any applicable laws respecting employment practices except where such claims would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in Section 2.17 of the Disclosure Schedule, the Company and each of its Subsidiaries is in compliance in all respects with its obligations under all statutes, executive orders and other governmental regulations or judicial decrees governing its employment practices, including, without limitation, provisions relating to wages, hours, equal opportunity and payment of social security and other taxes and has timely filed all regular federal and state employment related reports and other documents, except for such failures to be in compliance which would not, individually or in the aggregate, have a Material Adverse Effect.

               SECTION 2.18 Insurance. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by the Company or any of its Subsidiaries, are with reputable insurance carriers, provide adequate coverage for normal risks incident to the business of the Company and its Subsidiaries and their respective Properties and Assets, and are in character and amount comparable to that carried by Persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

               SECTION 2.19 Affiliate Transactions. Except for the transactions expressly contemplated hereby or as set forth in the Recent Company SEC Reports and as set forth in Section 2.19 of the Disclosure Schedule, from January 28, 1996 through the date of this Agreement there have been no transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and Company affiliates (other than wholly owned Subsidiaries of the Company) or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

               SECTION 2.20 Environmental Matters. Except as set forth in
Section 2.20 of the Disclosure Schedule, each of the Properties and Facilities and each previously owned, operated or leased property and facility of the Company or any of its Subsidiaries (collectively, the "Company Historic and Current Properties") has been and was maintained by the Company in compliance with all Environmental Laws, except where the failure to so comply, or any aggregation of such failures, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in
Section 2.20 of the Disclosure Schedule, to the best knowledge of the Company, no conditions exist with respect to the soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air, and any other environmental medium on or off the Company Historic and Current Properties, which, individually or in the aggregate, could result in any damage, claim, or liability to or against the Company or any of its Subsidiaries by any third party (including without limitation, any government entity), including, without limitation, any condition resulting from the operation of Company business and/or operations in the vicinity of any of the Company Historic and Current Properties and/or any activity or operation formerly conducted by any Person on the Company Historic and Current Properties, except in any such case which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. With the exception of retail consumer products sold in the ordinary course of business and materials and supplies used in the ordinary course of business or except as set forth in Section 2.20 of the Disclosure Schedule, the Company has not generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced, or processed any Hazardous Materials, except in any such case which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Except as set forth in Section 2.20 of the Disclosure Schedule, (i) there are no existing uncured notices of noncompliance, notices of violation, administrative actions, or lawsuits against the Company or any of its Subsidiaries arising under Environmental Laws or relating to the use, handling, storage, treatment, recycling, generation, or release of Hazardous Materials, nor has the Company received any uncured notification of any allegation of any responsibility for any disposal, release, or threatened release at any location of any Hazardous Materials, except in any such case which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; (ii) there have been no spills or releases of Hazardous Materials at any of the Company Historic and Current Properties in excess of quantities reportable under Environmental Laws, except in any such case which would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect; (iii) there are no consent decrees, consent orders, judgments, judicial or administrative orders, or liens by any governmental authority relating to any Environmental Law which have not already been fully satisfied and which regulate, obligate, or bind the Company or any of its Subsidiaries, except in any such case which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and
(iv) to the knowledge of the Company, except as set forth in Section 2.20 of the Disclosure Schedule, no Company Historic and Current Properties or Facilities are listed on the federal National Priorities List, the federal Comprehensive Environmental Response Compensation Liability Information System list, or any similar state listing of sites known to be contaminated with Hazardous Materials. Except as set forth in Section 2.20 of the Disclosure Schedule, there are no projected expenses or capital costs that will be required in the next two years to maintain compliance with Environmental Laws, except in any such case which would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

               SECTION 2.21 Form S-4; Proxy Solicitation Statement. None of the information supplied by the Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger, or any of the amendments or supplements thereto (collectively, the "Form S-4") will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the proxy statement for use relating to the approval by the stockholders of Parent of the issuance of shares of Parent Common Stock in the Merger or any of the amendments or supplements thereto (collectively, the "Proxy Statement"), will, at the date it is first mailed to Parent's stockholders and at the time of the meeting of Parent's stockholders held to vote on approval of the issuance of the shares of Parent Common Stock in the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

               SECTION 2.22 Opinion of Financial Advisor. The Company has received the written opinion of Donaldson, Lufkin & Jenrette Securities Corporation and Morgan Stanley Dean Witter (the "Company Financial Advisors"), dated the date hereof, to the effect that the consideration to be received in the Merger by the Company's stockholders is fair to such stockholders from a financial point of view. An executed copy of such opinion has been delivered to Parent. The Company has been authorized by the Company Financial Advisors to permit, subject to prior review and consent by such Company Financial Advisors (such consent not to be unreasonably withheld), the inclusion of such fairness opinion (or a reference thereto) in the Form S-4 and the Proxy Statement.

               SECTION 2.23 Brokers. No broker, finder or investment banker (other than the Company Financial Advisors) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and the Company Financial Advisors pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereby.

               SECTION 2.24 DGCL Section 203; State Takeover Statutes. To the Company's knowledge, neither Section 203 of the DGCL nor any other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement, the Stockholders Agreements or any of the transactions contemplated hereby or thereby and no provision of the certificate of incorporation, by-laws or other governing instruments of the Company or any of its Subsidiaries would, directly or indirectly, restrict or impair the ability of Parent to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of the Company and its Subsidiaries that may be acquired or controlled by Parent.

               SECTION 2.25 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Company Voting Common Stock and Series A Preferred Stock (voting together as a single class) entitled to vote thereon is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger. The Board of Directors of the Company (the "Company Board") (at a meeting duly called and held) has (i) unanimously approved this Agreement, (ii) determined that the Merger is fair to and in the best interests of the holders of Company Common Stock, (iii) resolved to recommend this Agreement and the Merger to such holders for approval and adoption and (iv) directed that this Agreement be submitted to the Company's stockholders. The Company hereby agrees to the inclusion in the Form S-4 and the Proxy/Consent Solicitation Statement of the recommendations of the Company Board described in this Section 2.25.

               SECTION 2.26 Tax Matters. Neither the Company nor any of its Affiliates, has taken or agreed to take any action, or knows of any circumstances, that (without regard to any action taken or agreed to be taken by Parent or any of its affiliates) would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a)(1)(B) or Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.


                                   ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
                                 PARENT AND SUB

               Parent and Sub hereby, jointly and severally, represent and warrant to the Company that:

               SECTION 3.1 Organization and Qualification. Each of Parent and Sub is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the corporate power and authority to own and operate its businesses as presently conducted. Each of Parent and Sub is duly qualified as a foreign corporation or other entity to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except for such failures of Parent and Sub to be so qualified as would not, individually or in the aggregate, have a Material Adverse Effect. Parent has previously made available to the Company true and correct copies of the certificate of incorporation and bylaws of each of Parent and Sub.

               SECTION 3.2 Authorization; Validity and Effect of Agreement. Each of Parent and Sub has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Sub and the performance by them of their respective obligations hereunder and the consummation by them of the transactions contemplated hereby have been duly authorized by the Board of Directors of Parent and Sub, and all other necessary corporate action on the part of Parent or Sub, other than the approval of the issuance of the shares of Parent Common Stock in the Merger by the stockholders of Parent, and no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Sub and constitutes a legal, valid and binding obligation of Parent and Sub, enforceable against them in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

               SECTION 3.3 Capitalization. (a) The authorized capital stock of Parent consists of (i) 400,000,000 shares of Parent Common Stock and (ii) 100,000,000 shares of preferred stock, par value $.01 per share ("Parent Preferred Stock"). As of November 5, 1997, 91,506,211 shares of Parent Common Stock and no shares of Parent Preferred Stock were issued and outstanding; and no shares of Parent Common Stock are held in Parent's treasury as of the date hereof. All of the issued and outstanding shares of Parent Common Stock are validly issued, fully paid and non-assessable. Except pursuant to the exercise of employee options prior to the date hereof, since November 5, 1997, no shares of Parent Common Stock or Parent Preferred Stock have been issued. As of the date hereof, except as set forth on Section 3.3 of the disclosure schedule delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedule"), there are no existing options, warrants, calls, subscriptions, convertible securities or other securities, agreements (other than this Agreement), commitments or obligations which would require Parent to issue or sell shares of Parent Common Stock, Parent Preferred Stock or any other equity securities, or securities convertible into or exchangeable or exercisable for shares of Parent Common Stock, Parent Preferred Stock or any other equity securities of Parent as of the date hereof. Except as set forth on Section 3.3 of the Parent Disclosure Schedule, Parent has no commitments or obligations to purchase or redeem any shares of capital stock of any class of Parent Common Stock.

               (b) The authorized capital stock of Sub consists of 100 shares of common stock, par value $.01 per share, 100 shares of which are duly authorized, validly issued and outstanding, fully paid and nonassessable and owned by Parent free and clear of all liens, claims and encumbrances. Sub was formed solely for the purpose of engaging in a business combination transaction with the Company and has engaged in no other business activities and has conducted its operations only as contemplated hereby.

               SECTION 3.4 Subsidiaries. The only Subsidiaries of Parent are those set forth in Section 3.4 of the Parent Disclosure Schedule. All of the outstanding shares of capital stock and other ownership interests of each of Parent's Subsidiaries are validly issued, fully paid, non-assessable and free of preemptive rights, rights of first refusal or similar rights. Except as set forth in Section 3.4 of the Parent Disclosure Schedule, Parent owns, directly or indirectly, all of the issued and outstanding capital stock and other ownership interests of each of its Subsidiaries, free and clear of all Encumbrances, and there are no existing options, warrants, calls, subscriptions, convertible securities or other securities, agreements, commitments or obligations of any character relating to the outstanding capital stock or other securities of any Subsidiary of Parent or which would require any Subsidiary of Parent to issue or sell any shares of its capital stock, ownership interests or securities convertible into or exchangeable for shares of its capital stock or ownership interests.

               SECTION 3.5 Other Interests. Except as set forth in Section 3.5 of the Parent Disclosure Schedule, neither Parent nor any of Parent's Subsidiaries owns, directly or indirectly, any interest or investment in the equity or debt for borrowed money of any corporation, partnership, limited liability company, joint venture, business, trust or other Person (other than Parent's Subsidiaries).

               SECTION 3.6 No Conflict; Required Filings and Consents. (a) Except as set forth in Section 3.6 of the Parent Disclosure Schedule, neither the execution and delivery of this Agreement nor the performance by Parent and Sub of their obligations hereunder, nor the consummation of the transactions contemplated hereby, will: (i) conflict with Parent's or Sub's certificate of incorporation or bylaws; (ii) assuming satisfaction of the requirements set forth in Section 3.6(b) below, violate any statute, law, ordinance, rule or regulation, applicable to Parent or any of its Subsidiaries or any of their properties or assets; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of Parent or any of its Subsidiaries, or cause an indemnity payment to be made by Parent or any of its Subsidiaries under, or result in the creation of imposition of any lien upon any properties, assets or business of Parent or any of its Subsidiaries under, any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment or any order, judgment or decree to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or any of their respective assets or properties is bound or encumbered, or give any Person the right to require Parent or any of its Subsidiaries to purchase or repurchase any notes, bonds or instruments of any kind except, in the case of clauses (ii) and (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a Material Adverse Effect.

               (b) Except (i) for applicable requirements, if any, of the Exchange Act, the Securities Act and Blue Sky Laws, (ii) for the pre-merger notification requirements of the HSR Act, (iii) for the filing of a certificate of merger pursuant to the DGCL, and (iv) with respect to matters set forth in
Section 3.6(a) or 3.6(b) of the Parent Disclosure Schedule, no consent, approval or authorization of, permit from, or declaration, filing or registration with, any governmental or regulatory authority, or any other Person or entity is required to be made or obtained by Parent or Sub in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except where the failure to obtain such consent, approval, authorization, permit or declaration or to make such filing or registration would not, individually or in the aggregate, have a Material Adverse Effect.

               SECTION 3.7 Compliance. Parent and each of its Subsidiaries is in compliance with all foreign, federal, state and local laws and regulations applicable to its operations or with respect to which compliance is a condition of engaging in the business thereof (including, without limitation, all Environmental Laws), except to the extent that failure to comply would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of Parent, neither Parent nor any of its Subsidiaries has received any notice asserting a failure, or possible failure, to comply with any such law or regulation, the subject of which notice has not been resolved as required thereby or otherwise to the satisfaction of the party sending the notice, except for such failure as would not, individually or in the aggregate, have a Material Adverse Effect. Parent and its Subsidiaries have all permits, licenses and franchises from governmental agencies required to conduct their respective businesses as they are now being conducted, except for such failures to have such permits, licenses and franchises that would not, individually or in the aggregate, have a Material Adverse Effect.

               SECTION 3.8 SEC Documents. (a) Parent has delivered or made available to the Company true and complete copies of each registration statement, proxy or information statement, form, report and other documents required to be filed by it (or by Fred Meyer Stores, Inc. ("FMSI") or Smith's Food & Drug Centers, Inc. ("Smith's") with the SEC since January 1, 1996 (collectively, the "Parent SEC Reports"). As of their respective dates, the Parent SEC Reports and any registration statements, reports, forms, proxy or information statements and other documents filed by Parent with the SEC after the date of this Agreement (i) complied, or, with respect to those not yet filed, will comply, in all material respects with the applicable requirements of the Securities Act and the Exchange Act and (ii) did not, or, with respect to those not yet filed, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

               (b) Each of the consolidated balance sheets included in or incorporated by reference into Parent SEC Reports (including the related notes and schedules) presents fairly, in all material respects, the consolidated financial position of Parent (or FMSI or Smith's, as the case may be) and its consolidated Subsidiaries as of its date, and each of the consolidated statements of income, retained earnings and cash flows of Parent (or FMSI or Smith's, as the case may be) included in or incorporated by reference into Parent SEC Reports (including the related notes and schedules) presents fairly, in all material respects, the results of operations, retained earnings or cash flows, as the case may be, of Parent (or FMSI or Smith's as the case may be) and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

               (c) Except as set forth in the Parent SEC Reports filed prior to the date of this Agreement or reports filed by Smith's with the SEC prior to the date of this Agreement (together, the "Recent Parent SEC Reports"), neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of Parent or in the notes thereto, prepared in accordance with GAAP consistently applied, except for (i) liabilities or obligations that were so reserved on, or reflected in (including the notes to), the consolidated balance sheets of FMSI and Smith's as of February 1, 1997, (ii) liabilities and obligations incurred or acquired in connection with the transactions pursuant to the Smith's Merger Agreement and
(iii) liabilities or obligations arising in the ordinary course of business (including trade indebtedness) since February 1, 1997 which would not, individually or in the aggregate, have a Material Adverse Effect.

               SECTION 3.9 Litigation. Except as set forth in Section 3.9 of the Parent Disclosure Schedule or in the Recent Parent SEC Reports, there is no Action instituted, pending or, to the knowledge of Parent, threatened, in each case against Parent or any of its Subsidiaries, which would, individually or in the aggregate, directly or indirectly, have a Material Adverse Effect, nor is there any outstanding judgment, decree or injunction, in each case against Parent or any of its Subsidiaries, or any statute, rule or order of any domestic or foreign court, governmental department, commission or agency applicable to Parent or any of its Subsidiaries which has or will have, individually or in the aggregate, any Material Adverse Effect.

               SECTION 3.10 Absence of Certain Changes. Except as set forth in
Section 3.10 of the Parent Disclosure Schedule or the Recent Parent SEC Reports (including, without limitation, the transactions contemplated by the proxy statement of Parent dated August 6, 1997) and except for the transactions expressly contemplated hereby, since February 2, 1997, Parent and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course consistent with past practices and there has not been any (i) change in Parent's business, operations, condition (financial or otherwise), results of operations, assets or liabilities, except for changes contemplated hereby or changes which have not, individually or in the aggregate, had a Material Adverse Effect, or (ii) condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

               SECTION 3.11 Taxes. Except as set forth in Section 3.11 of the Parent Disclosure Schedule:

               (a) Parent and its Subsidiaries have (A) duly filed (or there have been filed on their behalf) with the appropriate governmental authorities all Tax Returns required to be filed by them and such Tax Returns are true, correct and complete in all respects, except where any such failure to file, or failure to be true, correct and complete, would not, individually or in the aggregate, have a Material Adverse Effect, and (B) duly paid in full all Taxes shown to be due on such Tax Returns;

               (b) Parent and its Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the withholding of Taxes and the payment of such withheld Taxes to the proper governmental authorities except where any such failure to comply, withhold or pay over would not, individually or in the aggregate, have a Material Adverse Effect;

               (c) all federal income Tax Returns of Parent and its Subsidiaries for periods since January 29, 1994 have been audited, and no federal or material state, local or foreign audits or other administrative proceedings or court proceedings are presently being conducted with regard to any Taxes or Tax Returns of Parent or its Subsidiaries and neither Parent nor its Subsidiaries has received a written notice of any pending audits or proceedings with respect to material Taxes or material Tax Returns of Parent, and neither Parent nor any of its Subsidiaries has waived in writing any statute of limitations with respect to material Taxes;

               (d) neither the Internal Revenue Service nor any other taxing authority (whether domestic or foreign) has asserted in writing against Parent or any of its Subsidiaries (other than to Parent as a Subsidiary) any deficiency or claim for Taxes, except where any such deficiency or claim for Taxes, if decided adversely to Parent or any of its Subsidiaries, would not, individually or in the aggregate, have a Material Adverse Effect;

               (e) there are no material liens for Taxes upon any Property or Assets of Parent or any Subsidiary thereof, except for liens for Taxes not yet due and payable and liens for Taxes that are being contested in good faith by appropriate proceedings, and no material written power of attorney that has been granted by Parent or its Subsidiaries other than to Parent or a Subsidiary currently is in force with respect to any matter relating to Taxes;

               (f) neither Parent nor any of its Subsidiaries has, with regard to any assets or property held or acquired by any of them, agreed to have
Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Parent or any of its Subsidiaries; and

               (g) since June 14, 1995, none of Parent or its Subsidiaries has been a member of an Affiliated Group filing a consolidated federal income tax return other than a group the common parent of which is Parent.

               SECTION 3.12  Employee Benefit Plans.

               (a) Section 3.12 of the Parent Disclosure Schedule contains a complete list of all Employee Plans of Parent and its Subsidiaries. True and complete copies or written descriptions of the Employee Plans of Parent and its Subsidiaries, including, without limitation, trust instruments, if any, that form a part thereof, and all amendments thereto have been furnished or made available to the Company and its counsel.

               (b) Except as described in Section 3.12 of the Parent Disclosure Schedule, each of the Employee Plans of Parent and of its ERISA Affiliates (other than any Multiemployer Plan) has been administered and is in compliance with the terms of such Employee Plan and all applicable laws, rules and regulations except for noncompliance which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

               (c) No "reportable event" (as such term is used in section 4043 of the Employee Retirement Income Security Act of 1974 ("ERISA")), "prohibited transaction" (as such term is used in section 406 of ERISA or section 4975 of the Code), "nondeductible contributions" (as such term is used in Section 4972 of the Code) or "accumulated funding deficiency" (as such term is used in section 412 or 4971 of the Code) has heretofore occurred with respect to any Employee Plan (other than any Multiemployer Plan) of Parent or any ERISA Affiliate, except for such events which would not, individually or in the aggregate, have a Material Adverse Effect.

               (d) No litigation or administrative or other proceeding involving any Employee Plans of Parent or any of its ERISA Affiliates (other than any Multiemployer Plan) has occurred or are threatened where an adverse determination could, individually or in the aggregate, have a Material Adverse Effect.

               (e) Except as set forth in Section 3.12 of the Parent Disclosure Schedule, neither Parent nor any ERISA Affiliate of Parent has incurred any withdrawal liability with respect to any Multiemployer Plan under Title IV of ERISA which remains unsatisfied, except for such liabilities as would not, individually or in the aggregate, have a Material Adverse Effect.

               (f) All of the Employee Plans of Parent or its Subsidiaries (other than any Multiemployer Plan) can be terminated by Parent without incurring any material liability. Parent and its Subsidiaries can withdraw from participation in any Employee Plan that is a Multiemployer Plan. Any termination of, or withdrawal from, any Employee Plans of Parent or its Subsidiaries, on or prior to the Closing Date, would not subject Parent to any material liability under Title IV of ERISA that would, individually or in the aggregate, have a Material Adverse Effect.

               (g) Neither Parent nor any of its Affiliates is aware of any situation with respect to a Multiemployer Plan described in (b), (c) or (d) above, except as described in Section 3.12 of the Parent Disclosure Schedule.

               (h) The transactions contemplated by this Agreement will not cause the occurrence of a situation described in Section 3.12 (b), (c), (d) or
(e) as of the Effective Time.

               SECTION 3.13 Assets. (a) Except as set forth in Section 3.13(a) of the Parent Disclosure Schedule, Parent and its Subsidiaries have good and marketable title to or a valid leasehold estate in all of the material properties and assets, real or personal, reflected on Parent's balance sheet at February 1, 1997 (except for properties or assets subsequently sold in the ordinary course of business consistent with past practice). Except as set forth in Section 3.13(a) of the Parent Disclosure Schedule, Parent and its Subsidiaries have good and marketable title or a valid right to use all of the real properties that are necessary, and all of the personal assets and properties that are materially necessary, for the conduct of the business of Parent or any of its Subsidiaries free and clear of all Encumbrances (other than Permitted Encumbrances).

               (b) Section 3.13(b) of the Parent Disclosure Schedule sets forth a complete and accurate list of each Property and/or Facility owned or leased by Parent or any of its Subsidiaries, and the current use of such Property or Facility and indicating whether the Property or Facility is owned or leased.

               (c) There are no pending or, to the knowledge of Parent, threatened condemnation or similar proceedings against Parent or any of its Subsidiaries or, to the knowledge of Parent, otherwise relating to any of the Properties or Facilities of Parent and its Subsidiaries except for such proceedings which would not, individually or in the aggregate, have a Material Adverse Effect.

               (d) Section 3.13(d) of the Parent Disclosure Schedule sets forth a complete and accurate list of all Leases (including subleases and licenses) of personal property entered into by Parent or any of its Subsidiaries and involving any annual expense to Parent or any such Subsidiary in excess of $250,000 and not cancelable (without material liability) within two (2) years.

               (e) Section 3.13(e) of the Parent Disclosure Schedule indicates each Lease entered into by Parent or any of its Subsidiaries as a tenant or subtenant.

               (f) Parent or its Subsidiaries, as the case may be, has in all material respects performed all obligations on its part required to have been performed with respect to (i) all Assets leased by it or to it (whether as lessor or lessee), and (ii) all Leases and there exists no material default or event which, with the giving of notice or lapse of time or both, would become a default on the part of Parent or any of its Subsidiaries under any Lease, in each case except where the failure to perform or such default or event would not, individually or in the aggregate, have a Material Adverse Effect.

               (g) To the knowledge of Parent, each of the Leases is valid, binding and enforceable in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing) and is in full force and effect, and assuming all consents required by the terms thereof or applicable law have been obtained, the Leases will continue to be valid, binding and enforceable in accordance with their respective terms and in full force and effect immediately following the consummation of the transactions contemplated hereby, in each case except where the failure to be valid, binding and enforceable and in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect.

               (h) Except as shown on Section 3.13(h) of the Parent Disclosure Schedule, Parent has delivered to the Company, or otherwise made available, originals or true copies of all material Leases (as the same may have been amended or modified, in any material respect, from time to time).

               SECTION 3.14 Contracts and Commitments. Section 3.14 of the Parent Disclosure Schedule contains a complete and accurate list of all Contracts of the following categories to which Parent or any of its Subsidiaries is a party or by which any of them is bound as of the date of this Agreement:

               (a) employment contracts, including, without limitation, contracts to employ executive officers and other contracts with officers, directors or stockholders of Parent, and all severance, change in control or similar arrangements with any officers, employees or agents of Parent that will result in any obligation (absolute or contingent) of Parent or any of its Subsidiaries to make any payment to any officers, employees or agents of Parent following either the consummation of the transactions contemplated hereby, termination of employment, or both;

               (b) labor contracts;

               (c) material distribution, franchise, license, sales, agency or advertising contracts;

               (d) Contracts for the purchase of inventory which are not cancelable (without material penalty, cost or other liability) within one (1) year (other than Contracts for the purchase of holiday goods in accordance with customary industry practices) and other Contracts made in the ordinary course of business involving annual expenditures or liabilities in excess of $400,000 which are not cancelable (without material penalty, cost or other liability) within ninety (90) days;

               (e) promissory notes, loans, agreements, indentures, evidences of indebtedness or other instruments providing for the lending of money, whether as borrower, lender or guarantor, in excess of $250,000;

               (f) Contracts containing covenants limiting the freedom of Parent or any of its Subsidiaries to engage in any line of business or compete with any Person or operate at any location;

               (g) joint venture or partnership agreements or joint development or similar agreements pursuant to which any third party is entitled to develop any Property and/or Facility on behalf of Parent or its Subsidiaries;

               (h) any Contract where the customer under such Contract is a federal, state or local government; and

               (i) any Contract providing for the acquisition, directly or indirectly (by merger or otherwise) of material assets or capital stock of another Person.

               True copies of the written Contracts identified in Section 3.14 of the Parent Disclosure Schedule have been delivered or made available to the Company.

               SECTION 3.15 Absence of Breaches or Defaults. Neither Parent nor any of its Subsidiaries is and, to the knowledge of Parent, no other party is in default under, or in breach or violation of, any Contract identified on Section
3.14 of the Parent Disclosure Schedule and, to the knowledge of Parent, no event has occurred which, with the giving of notice or passage of time or both would constitute a default under any Contract identified on Section 3.14 of the Parent Disclosure Schedule, except for defaults, breaches, violations or events which, individually or in the aggregate, would not have a Material Adverse Effect. Other than Contracts which have terminated or expired in accordance with their terms, each of the Contracts identified on Section 3.14 of the Parent Disclosure
Schedule is valid, binding and enforceable in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing) and is in full force and effect, and assuming all consents required by the terms thereof or applicable law have been obtained, such Contracts will continue to be valid, binding and enforceable in accordance with their respective terms and in full force and effect immediately following the consummation of the transactions contemplated hereby, in each case, except where the failure to be valid, binding, enforceable and in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect. No event has occurred which either entitles, or would, on notice or lapse of time or both, entitle the holder of any indebtedness for borrowed money affecting Parent or any of its Subsidiaries to accelerate, or which does accelerate, the maturity of any indebtedness affecting Parent or any of its Subsidiaries, except as set forth in
Section 3.15 of the Parent Disclosure Schedule.

               SECTION 3.16 Labor Matters.

               (a) Section 3.16(a) of the Parent Disclosure Schedule contains a complete list of all organizations representing the employees of Parent or any of its Subsidiaries. As of the date hereof, there is no strike, work stoppage or labor disturbance, pending or, to the knowledge of Parent, threatened, which involves any employees of Parent or any of its Subsidiaries.

               (b) Section 3.16(b) of the Parent Disclosure Schedule contains as of the date hereof (i) a list of all material unfair employment or labor practice charges which are presently pending which, to the knowledge of Parent, have been filed with any governmental authority by or on behalf of any employee against Parent or any of its Subsidiaries and (ii) a list of all material employment-related litigation, including, without limitation, arbitrations or administrative proceedings which are presently pending, filed by or on behalf of any former, current or prospective employee against Parent or any of its Subsidiaries.

               (c) Except as described in Sections 3.16(a) and (b) of the Parent Disclosure Schedule, there are not presently pending or, to the knowledge of Parent, threatened, against Parent or any of its Subsidiaries any material claims by any governmental authority, labor organization, or any former, current or prospective employee alleging that Parent or any such employer has violated any applicable laws respecting employment practices, except where such claims would not, individually or in the aggregate, have a Material Adverse Effect. Parent and each of its Subsidiaries is in compliance in all material respects with its obligations under all statutes, executive orders and other governmental regulations or judicial decrees governing its employment practices, including, without limitation, provisions relating to wages, hours, equal opportunity and payment of social security and other taxes and has timely filed all regular federal and state employment related reports and other documents, except for such failures to be in compliance which would not, individually or in the aggregate, have a Material Adverse Effect.

               SECTION 3.17 Insurance. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by Parent or any of its Subsidiaries are with reputable insurance carriers, provide adequate coverage for normal risks incident to the business of Parent and its Subsidiaries and their respective Properties and Assets, and are in character and amount comparable to that carried by Persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

               SECTION 3.18  Environmental Matters.  Except as set
forth in Section 3.18 of the Parent Disclosure Schedule, each of the Properties and Facilities or each previously owned, operated or leased property and facility of Parent or any of its Subsidiaries (collectively, the "Parent Historic and Current Properties") has been and was maintained by Parent in compliance with all Environmental Laws, except where the failure to so comply, or any aggregation of such failures, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in Section 3.18 of the Parent Disclosure Schedule, to the best knowledge of Parent, no conditions exist with respect to the soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air, and any other environmental medium on or off the Parent Historic and Current Properties, which, individually or in the aggregate, could result in any damage, claim, or liability to or against Parent or any of its Subsidiaries by any third party (including without limitation, any government entity), including, without limitation, any condition resulting from the operation of Parent business and/or operations in the vicinity of any of the Parent Historic and Current Properties and/or any activity or operation formerly conducted by any Person on the Parent Historic and Current Properties, except in any such case which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. With the exception of retail consumer products sold in the ordinary course of business and materials and supplies used in the ordinary course of business or except as set forth in Section 3.18 of the Parent Disclosure Schedule, Parent has not generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced, or processed any Hazardous Materials, except in any such case which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Except as set forth in Section 3.18 of the Parent Disclosure Schedule, (i) there are no existing uncured notices of noncompliance, notices of violation, administrative actions, or lawsuits against Parent or any of its Subsidiaries arising under Environmental Laws or relating to the use, handling, storage, treatment, recycling, generation, or release of Hazardous Materials, nor has Parent received any uncured notification of any allegation of any responsibility for any disposal, release, or threatened release at any location of any Hazardous Materials, except in any such case which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; (ii) there have been no spills or releases of Hazardous Materials at any of the Parent Historic and Current Properties in excess of quantities reportable under Environmental Laws, except in any such case which would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect; (iii) there are no consent decrees, consent orders, judgments, judicial or administrative orders, or liens by any governmental authority relating to any Environmental Law which have not already been fully satisfied and which regulate, obligate, or bind Parent or any of its Subsidiaries, except in any such case which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse

Effect; and (iv) to the knowledge of Parent, except as set forth in Section 3.18 of the Parent Disclosure Schedule, no Parent Historic and Current Properties or Facilities are listed on the federal National Priorities List, the federal Comprehensive Environmental Response Compensation Liability Information System list, or any similar state listing of sites known to be contaminated with Hazardous Materials. Except as set forth in Section 3.18 of the Disclosure Schedule, there are no projected expenses or capital costs that will be required in the next two years to maintain compliance with Environmental Laws, except in any such case which would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

               SECTION 3.19 Form S-4; Proxy Statement. None of the information supplied by Parent or Sub for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders and Parent's stockholders and at the time of the meeting of the Company's stockholders held to vote on approval of this Agreement and at the time of the meeting of Parent's stockholders held to vote on approval of the issuance of the shares of Parent Common Stock in the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement and the Form S-4 will comply as to form in all material respects with the requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder, except that no representation is made by Parent or Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference in the Proxy Statement and the Form S-4.

               SECTION 3.20 Brokers. No broker, finder or investment banker (other than Goldman, Sachs & Co. and Salomon Brothers Inc, the fees and expenses of which shall be paid by Parent) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub.

               SECTION 3.21 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Parent Common Stock entitled to vote thereon is the only vote of the holders of any class or series of Parent's capital stock necessary to approve the issuance of Parent Common Stock in the Merger. The Board of Directors of Parent (the "Parent Board") (at a meeting duly called and held) has (i) unanimously approved this Agreement, (ii) determined that the transactions contemplated hereby are fair to and in the best interests of the holders of Parent Common Stock, (iii) resolved to recommend this Agreement, the issuance of Parent Common Stock in the Merger and the other transactions contemplated hereby to such holders for approval and adoption and (iv) directed that the issuance of Parent Common Stock in the Merger be submitted to Parent's stockholders. Parent hereby agrees to the inclusion in the Form S-4 and the Joint Proxy Statement of the recommendations of the Parent Board described in this Section 3.21.

               SECTION 3.22 Opinions of Financial Advisors. Parent has received the opinions of Goldman, Sachs & Co. and Salomon Brothers Inc, dated the date of this Agreement, to the effect that the consideration to be paid by Parent in connection with the Merger is fair to Parent and the holders of the Parent Common Stock from a financial point of view.

               SECTION 3.23 Tax Matters. Neither Parent nor Sub has taken or agreed to take any action, or knows of any circumstances, that (without regard to any action taken or agreed to be taken by the Company or any of its affiliates) would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a)(1)(B) or Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.


                                   ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE MERGER

               SECTION 4.1 Conduct of Business of the Company Pending the Merger. Except as set forth in Section 4.1 of the Disclosure Schedule, the Company covenants and agrees that, during the period from the date hereof to the Effective Time (except as otherwise contemplated by the terms of this Agreement), unless Parent shall otherwise agree in writing in advance, the businesses of the Company and its Subsidiaries shall be conducted, in all material respects, only in, and the Company and its Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice and, in all material respects, in compliance with applicable laws; and the Company and its Subsidiaries shall each use its reasonable best efforts consistent with the foregoing to preserve substantially intact the business organization of the Company and its Subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and its Subsidiaries and to preserve the present relationships of the Company and its Subsidiaries with customers, suppliers, advertisers, distributors and other persons with which the Company or any of its Subsidiaries has significant business relations. By way of amplification and not limitation, neither the Company nor any of its Subsidiaries shall (except as set forth in Section 4.1 of the Disclosure Schedule and except as otherwise contemplated by the terms of this Agreement) between the date of this Agreement and the Effective Time, directly or indirectly do, or propose or commit to do, any of the following without the prior written consent of Parent:

               (a) make or commit to make any capital expenditures in excess of amounts reflected in the most recent financial model disclosed to Parent prior to the date of this Agreement;

               (b) incur any indebtedness for borrowed money or guarantee such indebtedness of another Person (other than the Company or a wholly-owned Subsidiary of the Company) or enter into any "keep well" or other agreement to maintain the financial condition of another Person (other than the Company or a wholly-owned Subsidiary of the Company) or make any loans, or advances of borrowed money or capital contributions to, or equity investments in, any other Person (other than the Company or a wholly owned Subsidiary of the Company) or issue or sell any debt securities, other than borrowings under existing lines of credit in the ordinary course of business consistent with past practice;

               (c)(i) amend its certificate of incorporation or bylaws or the charter or bylaws of any of its Subsidiaries; (ii) split, combine or reclassify the outstanding shares of its capital stock or other ownership interests or declare, set aside or pay any dividend payable in cash, stock or property or make any other distribution with respect to such shares of capital stock or other ownership interests; (iii) redeem, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock or other ownership interests; or (iv) sell or pledge any stock of any of its Subsidiaries;

               (d)(i) Other than upon exercise of options or warrants or the conversion of Company Preferred Stock or as required by the terms of Employee Plans disclosed in Section 2.3 of the Disclosure Schedule, issue or sell or agree to issue or sell any additional shares of, or grant, confer or award any options, warrants or rights of any kind to acquire any shares of, its capital stock of any class; (ii) enter into any agreement, contract or commitment out of the ordinary course of its business, to dispose of or acquire, or relating to the disposition or acquisition of, a segment of its business; (iii) except in the ordinary course of business consistent with past practice, sell, pledge, dispose of or encumber any material Assets (including without limitation, any indebtedness owed to them or any claims held by them); or (iv) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any material Assets (other than inventory in the ordinary course of business consistent with past practice) or make any material investment, either by purchase of stock or other securities, or contribution to capital, in any case, in any material amount of property or assets, in or of any other Person;

               (e) enter into any employment or severance agreement with any officer or director or, except in the ordinary course of business consistent with past practice, grant any severance or termination pay (other than pursuant to policies or agreements in effect on the date hereof as disclosed in the Recent Company SEC Reports or set forth in
        Section 4.1(e) of the Disclosure Schedule) or increase the benefits payable under its severance or termination pay policies or agreements in effect on the date hereof;

               (f) adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or employee or increase in any manner the compensation or fringe benefits of any director, officer or employee or grant, confer, award or pay any forms of cash incentive, bonuses or other benefit not required by any existing plan, arrangement or agreement except as required by law, except for incentives, merit increases and promotional increases in the ordinary course of business consistent with past practice;

               (g) enter into or amend any Contract for the purchase of inventory with a term in excess of three years which is not cancelable within one (1) year without penalty, cost or liability;

               (h) negotiate, enter into, or modify any material collective bargaining agreements, other than renewals in the ordinary course of business consistent with past practice;

               (i) make any material change in its tax or accounting policies or any material reclassification of assets or liabilities except as required by law or GAAP;

               (j) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except the payment, discharge or satisfaction of (i) liabilities or obligations in the ordinary course of business consistent with past practice or in accordance with the terms thereof as in effect on the date hereof or (ii) claims settled or compromised to the extent permitted by Section 4.1(k), or waive, release, grant or transfer any rights of material value or modify or change in any material respect any existing Contract, in each case other than in the ordinary course of business consistent with past practice;

               (k) settle or compromise any litigation, other than litigation not in excess of amounts reserved for in the most recent consolidated financial statements of the Company included in the Recent Company SEC Documents or, if not so reserved for, in an aggregate amount not in excess of $1,500,000 (but not more than $1,000,000 on any one case) (provided in either case such settlement documents do not involve any material non-monetary obligations on the part of the Company and its Subsidiaries);

               (l) intentionally take any action (without regard to any action taken or agreed to be taken by Parent or any of its affiliates) with knowledge that such action would prevent (x) Parent from accounting for the business combination to be effected by the Merger as a pooling of interests or (y) the Merger from qualifying as a reorganization within the meaning of Section 368(a)(1)(B) or Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code; and

               (m) take, or offer or propose to take, or agree to take in writing or otherwise, any of the actions described in Sections 4.1(a) through 4.1(m) or any action which would result in any of the conditions set forth in Article VI not being satisfied.

               SECTION 4.2 Conduct of Business of Parent Pending the Merger. (a) Parent covenants and agrees that, during the period from the date hereof to the Effective Time (except as otherwise contemplated by the terms of this Agreement and except that nothing in this Agreement shall restrict Parent from taking any actions in respect of the consummation of the transactions pursuant to the QFC Merger Agreement), unless the Company shall otherwise agree in writing in advance, the businesses of Parent and its Subsidiaries shall be conducted, in all material respects, only in, and Parent and its Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice and, in all material respects, in compliance with applicable laws; and Parent and its Subsidiaries shall each use its reasonable efforts consistent with the foregoing to preserve substantially intact the business organization of Parent and its Subsidiaries, to keep available the services of the present officers, employees and consultants of Parent and its Subsidiaries and to preserve the present relationships of Parent and its Subsidiaries with customers, suppliers, advertisers, distributors and other persons with which Parent or any of its Subsidiaries has significant business relations.

               (b) By way of amplification and not limitation, neither Parent nor any of its Subsidiaries shall (except as otherwise contemplated by the terms of this Agreement), between the date of this Agreement and the Effective Time, directly or indirectly do, or propose or commit to do, any of the following without the prior written consent of the Company:

                      (i) amend Parent's certificate of incorporation or increase or decrease the size of its Board of Directors (except as contemplated hereby and in the QFC Merger Agreement);

                      (ii) other than in connection with acquisitions having a value (on a per-acquisition basis) of not more than $50,000,000, issue, deliver, sell, pledge, dispose of or encumber, or authorize or commit to the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including but not limited to stock appreciation rights or phantom stock), of Parent or any of its Subsidiaries (except for the issuance of shares of Parent Common Stock issuable in accordance with the terms of Parent's employee benefit plans and arrangements or other existing stock-based contractual requirements, directors' deferred compensation plan and the warrant issued to Yucaipa and except for the issuance of shares of Parent Common Stock pursuant to the QFC Merger Agreement);

                      (iii) (A) split, combine or reclassify or otherwise alter the Parent Common Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Parent Common Stock, or (B) redeem, purchase or otherwise acquire, directly or indirectly, any shares of Parent Common Stock;

                      (iv) other than pursuant to the QFC Merger Agreement, acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof, if any such action could reasonably be expected to (A) delay materially the date of mailing of the Joint Proxy Statement, (B) delay materially obtaining the antitrust clearances referenced in Section 5.8(a)(iii), (C) increase the amount in respect of Lost EBITDA or (D) if it were to occur after such date of mailing, require an amendment of the Proxy Statement;

                      (v) consummate any acquisition pursuant to any Contract disclosed pursuant to Section 3.14(i) other than substantially in accordance with the terms so disclosed (including without waiver of any condition to Parent's obligations to consummate such acquisition) excluding insignificant deviations from such terms; or

                      (vi) take, or offer or propose to take, or agree to take in writing or otherwise, any of the actions described in Sections 4.2(b)(i) through 4.2(b)(v) or any action which would result in any of the conditions set forth in Article VI not being satisfied.

               (c) Parent shall not, and shall not permit any of its Subsidiaries to, intentionally take any action that (without regard to any action taken or agreed to be taken by the Company or any of its Affiliates) with knowledge that such action would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a)(1)(B) or Sections 368(a)(1)(A) and Section 368(a)(2)(E) of the Code.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

               SECTION 5.1 Preparation of Form S-4 and the Proxy Statement; Stockholder Meetings. (a) Promptly following the date of this Agreement, the Company and Parent shall prepare the Proxy Statement, and Parent shall prepare and file with the SEC the Form S-4, in which the Proxy Statement may be included as a prospectus. Each of the Company and Parent shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Each of the Company and Parent will use its reasonable best efforts to cause the Proxy Statement to be mailed to its respective stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities law in connection with the issuance of Parent Common Stock in the Merger, and the Company shall furnish all information concerning the Company and the holders of the Company Common Stock and rights to acquire Company Common Stock pursuant to the Stock Plans as may be reasonably required in connection with any such action. Each of Parent and the Company shall furnish all information concerning itself to the other as may be reasonably requested in connection with any such action and the preparation, filing and distribution of the Form S-4 and the preparation, filing and distribution of the Proxy Statement. The Company, Parent and Sub each agree to correct any information provided by it for use in the Form S-4 or the Proxy Statement which shall have become false or misleading. The Company acknowledges that Parent will include in the Proxy Statement such information concerning the transactions pursuant to the QFC Merger Agreement as may be required to be included to permit Parent and QFC to seek any approvals of stockholders which may be required to be obtained in connection with the transactions pursuant to the QFC Merger Agreement.

               (b) The Company, acting through its Board of Directors, shall, in accordance with its Certificate of Incorporation and By-Laws and subject to the other provisions of this Section 5.1(b), promptly and duly solicit consents as soon as practicable following the date upon which the Form S-4 becomes effective for the purpose of voting to approve and adopt this Agreement and the transactions contemplated hereby and (i) recommend approval and adoption of this Agreement and the Merger by the stockholders of the Company and include in the Proxy Statement such recommendation and (ii) take all reasonable and lawful action to solicit and obtain such approval. Parent, acting through its Board of Directors, shall, subject to and in accordance with applicable law and its certificate of incorporation and by-laws, promptly and duly call, give notice of, convene and hold as soon as practicable following the date upon which the Form S-4 becomes effective a meeting of the holders of Parent Common Stock for the purpose of voting to approve the issuance of the Parent Common Stock in the Merger, and (i) recommend approval of the issuance of the Parent Common Stock in the Merger by the stockholders of Parent and include in the Proxy Statement such recommendation and (ii) take all reasonable and lawful action to solicit and obtain such approval.

               (c) The Company will cause its transfer agent to make stock transfer records relating to the Company available to the extent reasonably necessary to effectuate the intent of this Agreement and the Stockholders Agreements.

               SECTION 5.2 Accountants' Letters. (a) The Company shall use its reasonable best efforts to cause to be delivered to Parent a "comfort" letter of Arthur Andersen LLP, the Company's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4. In connection with the Company's efforts to obtain such letter, if requested by Arthur Andersen LLP, Parent shall provide a representation letter to Arthur Andersen LLP, complying with the Statement on Auditing Standards No. 72 ("SAS 72"), if then required.

               (b) Parent shall use its reasonable best efforts to cause to be delivered to the Company a "comfort" letter of Deloitte & Touche LLP (Portland office), Parent's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4. In connection with Parent's efforts to obtain such letter, if requested by Deloitte & Touche LLP, the Company shall provide a representation letter to Deloitte & Touche LLP complying with SAS 72, if then required.

               SECTION 5.3 Access to Information; Confidentiality. (a) From the date hereof to the Effective Time, each of the Company and Parent shall, and shall cause its Subsidiaries, officers, directors, employees, auditors and other agents to, afford the officers, employees, auditors and other agents of Parent or the Company, respectively, who shall agree to be bound by the provisions of this
Section 5.3 as though a party hereto, complete access at all reasonable times to its officers, employees, agents, properties, offices, plants and other facilities and to all books and records, and shall furnish Parent or the Company, respectively, with all financial, operating and other data and information as Parent or the Company, respectively, through its officers, employees or agents may from time to time request; provided, that the Company shall not be required to make available to Parent any books and records or other information relating to potential Transactions (as defined in Section 5.4) which were considered by the Company prior to the date of this Agreement to the extent that any confidentiality agreement in existence on the date hereof with the Company prohibits the Company from making such books, records and other information available to Parent; and provided, further, that the Company may provide information which is of a sensitive competitive nature in a form which minimizes the potential of unauthorized disclosure.

               (b) Each of the Company and Parent will hold and will cause its directors, officers, employees, agents, advisors (including, without limitation, counsel and auditors) and controlling persons to hold any such information which is nonpublic in confidence on the same terms and conditions as set forth in the letter agreements, as amended from time to time, between the Company and Parent (the "Confidentiality Agreements").

               (c) No investigation pursuant to this Section 5.3 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

               SECTION 5.4 No Solicitation of Transactions. The Company shall, and shall cause its Subsidiaries and their respective officers, directors, employees, representatives and agents to, immediately cease any existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any acquisition or exchange of all or any material portion of the assets of, or more than 20% of the outstanding equity interest in the Company or any material equity interest in any of its Subsidiaries, or any business combination with the Company or any of its Subsidiaries. Neither the Company or any of its Subsidiaries, nor any of its or their respective officers, directors, employees, representatives or agents, shall, directly or indirectly, encourage, solicit, participate in, facilitate or initiate discussions or negotiations with, or provide any information to, any Person or group (other than Parent and Sub or any designees of Parent or Sub) concerning any merger, sale of assets, sale of more than 20% of the outstanding shares of capital stock or similar transactions (including an exchange of stock or assets) involving the Company or any Subsidiary or division of the Company or any business combination with the Company or any of its Subsidiaries (each a "Transaction"). The Company shall notify Parent immediately if it receives any unsolicited proposal concerning a Transaction, the identity of the person making any such proposal and all the terms and conditions thereof and shall keep Parent promptly advised of all developments relating thereto. Nothing contained in this Section 5.4 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act.

               SECTION 5.5 Employee Benefits Matters. The Company shall or Parent shall cause the Company and the Surviving Corporation to promptly pay or provide when due all compensation and benefits earned through or prior to the Effective Time as provided pursuant to the terms of any Employee Plans in existence as of the date hereof for all employees (and former employees) and directors (and former directors) of the Company. Parent and the Company agree that the Company and the Surviving Corporation shall pay promptly or provide when due all compensation and benefits required to be paid pursuant to the terms of any individual agreement with any employee, former employee, director or former director in effect and disclosed to Parent as of the date hereof. Nothing herein shall require the continued employment of any person or prevent the Company and/or the Surviving Corporation from taking any action or refraining from taking any action which the Company could take or refrain from taking prior to or after the Effective Time, including, without limitation, any action the Company or the Surviving Corporation could take to terminate any plan under its terms as in effect as of the date hereof.

               SECTION 5.6 Directors' and Officers' Indemnification; Insurance.
(a) The By-Laws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification and exculpation from liability than are set forth in the Certificate of Incorporation and By-Laws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers, employees or agents of the Company. Without limiting the generality of the foregoing, in the event any person entitled to indemnification under this Section 5.6 becomes involved in any claim, action, proceeding or investigation after the Effective Time, the Surviving Corporation shall periodically advance to such person his or her reasonable legal and other reasonably incurred expenses (including the cost of any investigation and preparation incurred in connection therewith), subject to such person providing an undertaking to reimburse all amounts so advanced in the event of a final non-appealable determination by a court of competent jurisdiction that such person is not entitled thereto.

               (b) For six years from the Effective Time, Parent shall maintain in effect the current directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy to the extent that it provides coverage for events occurring on or prior to the Effective Time (a copy of which has been heretofore delivered to Parent), so long as the annual premium therefor would not be in excess of 150% of the last annual premium paid prior to the date of this Agreement (the "Company's Current Premium"). If such premiums for such insurance would at any time exceed 150% of the Company's Current Premium, then Parent shall cause to be maintained policies of insurance which in Parent's good faith determination, provide the maximum coverage available at an annual premium equal to 150% of the Company's Current Premium. The Company represents to Parent that the Company's Current Premium is $412,715.

               (c) Parent hereby covenants not to take or permit to be taken, any action that would limit, restrict or otherwise prevent the Surviving Corporation from performing, or render it unable to perform, each of its obligation under this Section 5.6. From and after the Effective Time, Parent shall guarantee the obligations of the Surviving Corporation under this Section 5.6.

               (d) The provision of this Section 5.6 are intended for the benefit of, and shall be enforceable by, each person entitled to indemnification under this Section 5.6, his or her heirs and his or her personal representatives.

               SECTION 5.7 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate and (ii) any failure of the Company, Parent or Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 5.7 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

               SECTION 5.8 Further Action. (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) cooperating in the preparation and filing of the Form S-4, the Proxy Statement, and required filings under the HSR Act and any amendments to any thereof, (ii) using its reasonable best efforts to make all required regulatory filings and applications and to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company and its Subsidiaries as are necessary for the consummation of the transactions contemplated by this Agreement and to fulfill the conditions to the Merger, (iii) in the case of Parent, promptly, if required by the FTC or its staff, the Assistant Attorney General in charge of the Antitrust Division or her staff, any state attorney general or its staff or any other similar governmental entity, in each case in order to consummate the Merger, taking all steps and making all undertakings to secure antitrust clearance (including steps to effect the sale or other disposition of particular Store Facilities of Parent, its Subsidiaries, QFC, its Subsidiaries and/or the Company and its Subsidiaries and to hold separate such Store Facilities pending such sale or other disposition), (iv) cooperating in all respects with each other in connection with any investigation or other inquiry, including any proceeding initiated by a private party, in connection with the transactions contemplated hereby or pursuant to the QFC Merger, (v) keeping the other party informed in all material respects of any material communication received by such party from, or given by such party to, the FTC, the Antitrust Division of the Department of Justice (the "DOJ") or any other governmental authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby or pursuant to the QFC Merger, and (vi) permitting the other party to review any material communication given by it to, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ or any such other governmental authority or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the other Person, give the other party the opportunity to attend and participate in such meetings and conferences. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their reasonable best efforts to take all such necessary action. In furtherance and not in limitation of the covenants of the parties contained in this Section 5.8, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of the parties shall cooperate in all respects with each other and use its reasonable best efforts to contest and resist any such action or proceeding, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts, and to resolve any challenge or objection raised by any governmental authority or private party. For purposes of meeting, holding discussions and entering into any proposed settlement with such governmental authorities, Parent shall appoint a committee consisting of Ronald W. Burkle (or his designee), Roger A. Cooke (or his designee) and one representative designated by each of the Company and QFC.

               (b) The Company shall make, subject to the condition that the transactions contemplated herein and therein actually occur, any undertakings (including undertakings to make sales or other dispositions) provided that such divestitures need not themselves be made until after the transactions contemplated hereby actually occur) required in order to obtain the antitrust clearances referred to in Section 5.8(a)(iii).

               (c) Within five business days after such time as any agreement is reached by Parent with the FTC or its staff, the Assistant Attorney General in charge of the Antitrust Division or her staff, any state attorney general or its staff or any other similar governmental entity in accordance with Section 5.8(a)(iii) to sell or dispose of any Store Facilities (the "Settlement Agreement"), Parent shall furnish or cause to be furnished to the Company a report (the "Preliminary Report"), based on such information as Parent shall determine to be relevant, stating in reasonable detail Parent's good faith determination of the Estimated Gain and Lost EBITDA with respect to such Store Facilities. Unless the Company provides specific written notice to Parent of an objection to any aspect of the Preliminary Report before the close of business on the 10th business day after the Company's receipt thereof, the Preliminary Report shall then become binding upon Parent and the Company, and shall be the "Final Report". If the Company, by delivering its own report (the "Company Report") stating in reasonable detail the Company's good faith determination of the Estimated Gain and Lost EBITDA to Parent before the close of business on such business day, makes any good faith objection to any aspect of Parent's proposed Estimated Gain set forth in the Preliminary Report, then those aspects as to which the objection was made shall not become binding, Parent and the Company shall discuss such objection in good faith and, if they reach written agreement amending the Preliminary Report (or portions thereof), the Preliminary Report, as amended by such written agreement, shall become binding upon Parent and the Company, and shall be the Final Report. If Parent and the Company do not reach such written agreement within five days after the Company gives such notices of objection, those aspects as to which such objection was made (relating to Estimated Gain, and not Lost EBITDA) and as to which written agreement has not been reached shall be submitted for arbitration to one or more independent business and/or real estate appraisal firm of recognized national standing with expertise in the valuation of businesses and/or properties comparable to the Store Facilities chosen by agreement of Parent and the Company (whose fees shall be shared equally by Parent and the Company). Such firm shall prepare a valuation report with respect to the real estate and other assets comprising the Store Facilities, which report, when delivered to Parent and the Company, shall become binding upon Parent and the Company for purposes of determining the Estimated Gain, and shall (unless a determination made in such report is higher or lower than both the determination set forth in the Preliminary Report and the determination set forth in the Company Report, in which case the determination set forth in the Preliminary Report or the Company Report, whichever is closer to such firm's determination, shall), together with those aspects of the Preliminary Report as to which no objection was made or as to which written agreement has been reached, be the Final Report. The "Estimated Gain" is the amount set forth in the Final Report and is equal to the aggregate net proceeds estimated to be realized by Parent or any of its Subsidiaries on the sale or other disposition of any Store Facilities pursuant to this Section 5.8 in excess of the book value of the Store Facilities to be so divested as of the date of determination thereof. The foregoing notwithstanding, if within three (3) days following issuance of the Final Report, the Company shall produce a signed bona fide offer from a qualified buyer to purchase any or all of the Store Facilities to be disposed of at a price higher than that contained in the Final Report, then, in such event, the Estimated Gain shall be increased by the amount by which such offer exceeds the valuation in the Final Report for such Store Facility or Facilities.

               (d) For purpose of this Section 5.8, the book value of the Store Facilities shall be based on historical cost of fixtures, equipment, and leasehold improvements (on land and buildings, if owned).

               (e) Any action to be taken or determination to be made by the Company under this Section 5.8 that is not taken or made until after the Effective Time shall be taken or made by the Stockholders' Representatives in lieu of the Company.

               SECTION 5.9 Public Announcements. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with its securities exchange.

               SECTION 5.10 Stock Exchange Listing. Parent shall use its reasonable best efforts to have approved for listing on the NYSE prior to the Effective Time, subject to official notice of issuance, the Parent Common Stock to be issued pursuant to the Merger.

               SECTION 5.11 Affiliates. Prior to the Closing Date, the Company shall deliver to Parent a letter identifying all persons who are, at the time this Agreement is submitted for approval to the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its reasonable best efforts to cause each such person to deliver to Parent on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit C hereto.

               SECTION 5.12 Directorships. On or prior to the Effective Time of the Merger, Parent's Board of Directors will increase its size by two and elect Mr. Robert Beyer and one other person designated by the Company to be directors of Parent, with such elections to become effective at the Effective Time.

               SECTION 5.13 Treatment of Yucaipa Consulting Agreement and Warrant. (a) It is also contemplated that the Consulting Agreement between the Company and Yucaipa will be terminated and the Company or Parent will make a termination payment to Yucaipa or its assignee in the amount of $20,000,000 in lieu of all other payments required thereunder (the "Yucaipa Payment"). Prior to the Effective Time, the parties will negotiate the arrangements for such termination and payment with Yucaipa. Subject to Section 5.13(b), at the Effective Time, Yucaipa's Common Stock Purchase Warrant dated June 14, 1995 (the "Yucaipa Warrant") shall be terminated in consideration for Parent's delivery at the Effective Time to Yucaipa, or its assignee, shares of Parent Common Stock and Escrow Percentage Interests equal to the number of shares of Parent Common Stock and Escrow Percentage Interests which the holder of 2% of the Company Common Stock, measured on a Fully Diluted Basis (after giving effect to such 2% of the Company Common Stock as though it were outstanding), would have received in the Merger, so that the total consideration payable under Section 1.6, 1.7,
1.11 and this 5.13 equals the Aggregate Purchase Price.

               SECTION 5.14 Parent Representations and Warranties. The Company agrees and acknowledges that the representations and warranties set forth in
Article III hereof are being made without any regard to QFC, the QFC Merger Agreement or the transactions contemplated thereby and that no facts or developments relating to QFC, the QFC Merger Agreement or the transactions contemplated thereby shall constitute a breach of such representations and warranties as initially made and as made on the Closing Date in accordance with
Section 6.2(a), except that, after Closing, QFC shall be treated as a Subsidiary of Parent for purposes of Section 4.2 and Section 3.10 of this Agreement.

               SECTION 5.15 Registration Rights Agreement. (a) On the Closing Date, Parent and the Stockholders shall enter into a registration rights agreement (the "Registration Rights Agreement") providing for (i) "shelf" and "demand" registration rights to the Stockholders (except that Yucaipa and its Affiliates shall not have such "demand") in substantially the form of Sections 5.15(b) and (c), respectively, and (ii) other customary provisions for agreements of this nature (but not providing for registration in addition to those contemplated by Sections 5.15(b) and (c)) as mutually agreed between such parties. After the date hereof, each of such parties shall endeavor in good faith to negotiate and finalize the form of the Registration Rights Agreement.

               (b) As soon as practicable following the mailing of the Proxy Statement, Parent shall prepare and file with the SEC a shelf registration statement on an appropriate form that shall include all shares of Parent Common Stock to be acquired by the Stockholders pursuant to the Merger ("Registrable Securities"), and may include securities of Parent for sale for Parent's own account. Parent shall use its reasonable best efforts to cause such shelf registration statement to be declared effective as soon as practicable after the Effective Time; provided, however, that to the extent necessary to preserve "pooling-of-interest" accounting treatment for the transactions contemplated by the QFC Merger Agreement (as reasonably determined by Parent and its independent public accountants), Parent shall have no such obligation to effect such registration until 15 days after the first public release by Parent of the combined financial results of Parent and the Company. Parent shall only be obligated to keep such shelf registration statement effective until the one year anniversary date of the date such shelf registration statement has been declared effective ("Shelf Termination Date").

               (c) Upon written notice to Parent from a Stockholder or Stockholders at any time after the Shelf Termination Date (but not later than the date that is 180 days after the Shelf Termination Date) (the "Demand Request") requesting that Parent effect the registration under the Securities Act of any or all of the Registrable Securities held by such requesting Stockholders, which notice shall specify the intended method or methods of disposition of such Registrable Securities, Parent shall prepare and, within 60 days after such request, file with the SEC a registration statement with respect to such Registrable Securities and thereafter use its reasonable best efforts to cause such registration statement to be declared effective under the Securities Act for purposes of dispositions in accordance with the intended method or methods of disposition stated in such request. Notwithstanding any other provision of this Section 5.15 to the contrary: (i) the Stockholders may collectively exercise their rights to request registration under this Section 5.15(c) on not more than one occasion (such registration being referred to herein as the "Demand Registration"), (ii) Parent shall not be required to effect any Demand Registration unless the aggregate number of Registrable Securities to be registered pursuant to the Demand Registration is equal to or more than 35% of the initial Registrable Securities shares, and (iii) the method of disposition requested by Stockholders in connection with any Demand Registration may not, without Parent's written consent, be an offering on a delayed or continuous basis pursuant to Rule 415 promulgated under the Securities Act.

               (d) Parent agrees to amend the existing Registration Rights Agreement dated September 9, 1997, among it, Affiliates of Yucaipa and the other stockholders of Parent identified therein, to provide for the shares issuable to Yucaipa and its Affiliates under this Agreement to be "Registrable Securities" for purposes thereof.

               SECTION 5.16 Subsequent Sale. From and after the date of this Agreement and for a period of 12 months following the Effective Time, Parent shall not sell, transfer or (other than in connection with a sale, merger or other business combination involving all or substantially all of the capital stock or assets of Parent or its affiliates) otherwise dispose of the Company or its principal Subsidiary, or all or substantially all of their respective assets, or enter into an agreement with respect thereto, without the prior written approval of the Company or, following the Effective Time, the Stockholder Representatives.

               SECTION 5.17 Continuity of Business Enterprise. Parent will continue at least one significant historic business line of the Company or use at least a significant portion of the Company's historic business assets in a business, in each case within the meaning of Treasury Regulation Section 1.368-1(d).


                                   ARTICLE VI

                              CONDITIONS OF MERGER

               SECTION 6.1 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

               (a) This Agreement shall have been approved by the affirmative vote of the holders of a majority of the outstanding shares of Company Voting Common Stock and Series A Preferred Stock (voting together as a single class) entitled to vote thereon. The issuance of Parent Common Stock in the Merger shall have been approved by the affirmative vote of the holders of a majority of the outstanding shares of Parent Common Stock.

               (b) No statute, rule, regulation, executive order, decree, ruling, injunction or other order (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any court or governmental authority of competent jurisdiction which prohibits, restrains, enjoins or restricts the consummation of the Merger; provided, however, that the parties shall use their reasonable best efforts to cause any such decree, ruling, injunction or other order to be vacated or lifted.

               (c) Any waiting period applicable to the Merger under the HSR Act shall have terminated or expired.

               (d) The Form S-4 and any required post-effective amendment thereto shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and any material "blue sky" and other state securities laws applicable to the registration of the Parent Common Stock to be exchanged for Company Common Stock shall have been complied with.

               (e) The shares of Parent Common Stock issuable to the holders of Company Common Stock pursuant to this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

               SECTION 6.2 Conditions to Obligations of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

               (a) Parent and Sub shall have performed or complied with in all material respects their agreements and covenants contained in this Agreement required to be performed or complied with at or prior to the Closing Date and the representations and warranties of Parent and Sub contained in this Agreement qualified as to materiality shall be true in all respects, and those not so qualified shall be true in all material respects, in each case when made and on and as of the Closing Date with the same force and effect as if made on and as of such date, except as expressly contemplated or otherwise expressly permitted by this Agreement. The Company shall have received a certificate signed on behalf of Parent by the chief executive officer and chief financial officer of Parent to such effect.

               (b) The opinion, based on appropriate representations of Parent, the Company, and certain stockholders of the Company, of Latham & Watkins, counsel to the Company, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, dated on or about the date of and referred to in the Proxy Statement as first mailed to stockholders of the Company, shall not have been withdrawn or modified in any material respect.

               (c) There shall not be pending or threatened by any governmental entity any suit, action or proceeding, which could reasonably be expected, if adversely determined, to result in criminal or material uninsured and unindemnified or unindemnifiable personal liability on the part of one or more directors of the Company, (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective Subsidiaries of any material portion of the business or assets of the Company, Parent or any of their respective Subsidiaries, or to dispose of or hold separate any material portion of the business or assets of the Company, Parent or any of their respective Subsidiaries, as a result of the Merger or any of the other transactions contemplated by this Agreement.

               (d) To the extent required hereunder, each of Parent and the Escrow Agent shall have executed and delivered the Escrow Agreement in the form of Exhibit B hereto and Parent shall have deposited the Escrowed Shares with the Escrow Agent.

               (e) Parent shall have executed and delivered the Registration Rights Agreement.

               SECTION 6.3 Conditions to Obligations of Parent and Sub to Effect the Merger. The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

               (a) The Company shall have performed or complied with in all material respects its agreements and covenants contained in this Agreement required to be performed or complied with at or prior to the Closing Date and the representations and warranties of the Company contained in this Agreement qualified as to materiality shall be true in all respects, and those not so qualified shall be true in all material respects, in each case when made and on and as of the Closing Date with the same force and effect as if made on and as of such date, except as expressly contemplated or otherwise expressly permitted by this Agreement. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and chief financial officer of the Company to such effect.

               (b) The opinion, dated on or about the date of and referred to in the Proxy Statement as first mailed to stockholders of the Company, based on appropriate representations of the Company and Parent and principal stockholders of the Company, of Simpson Thacher & Bartlett, counsel to Parent, to the effect that Parent, Sub and the Company will not recognize income, gain or loss for Federal income tax purposes as a result of the Merger, shall not have been withdrawn or modified in any material respect, unless if such opinion is withdrawn or modified, the amount of income, gain or loss potentially recognizable will not have, or could not reasonably be expected to have, a Material Adverse Effect with respect of Parent.

               (c) Subject to Parent's compliance with Section 5.8, there shall not be pending or threatened by any governmental entity any suit, action or proceeding (i) challenging or seeking to restrain or prohibit the consummation of the

        Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from Parent or any of its Subsidiaries any damages that are material in relation to Parent and its Subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective Subsidiaries of any material portion of the business or assets of the Company, Parent or any of their respective Subsidiaries, to dispose of or hold separate any material portion of the business or assets of the Company, Parent or any of their respective Subsidiaries, as a result of the Merger or any of the other transactions contemplated by this Agreement, or (iii) seeking to prohibit Parent or any of its Subsidiaries from effectively controlling in any material respect the business or operations of the Company or its Subsidiaries.

               (d) No more than 5% of the outstanding shares of Company Common Stock shall be held by Dissenting Stockholders.

                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

               SECTION 7.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Closing Date, whether before or after approval of matters presented in connection with the Merger by the stockholders of the Company:

               (a) By mutual written consent of Parent and the Company;

               (b) By either Parent or the Company, if the Merger shall not have been consummated on or before August 31, 1998 (other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective Time);

               (c) By Parent or the Company, if any required approval of the stockholders of the Company for this Agreement or the Merger shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof;

               (d) By the Company or Parent, if the required approval of the stockholders of Parent for the issuance of Parent Common Stock pursuant to this Agreement shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof;

               (e) By Parent (subject to Parent's compliance with Section 5.8) or the Company if any court or other governmental body of competent jurisdiction shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become final and nonappealable;

               (f) By the Company if prior to the Closing Date (i) any representation or warranty on the part of Parent contained in this Agreement is incorrect in any material respect and which could reasonably be expected to have a Material Adverse Effect with respect to Parent or which could reasonably be expected to materially adversely affect (or materially delay) the consummation of the Merger or (ii) there shall have been a breach of any covenant or agreement on the part of Parent contained in this Agreement which could reasonably be expected to have a Material Adverse Effect with respect to Parent or which could reasonably be expected to materially adversely affect (or materially delay) the consummation of the Merger, which breach, in the case of clause (ii), shall not have been cured prior to 10 days following notice thereof; or

               (g) By Parent if prior to the Closing Date (i) there shall have been a breach of any representation or warranty on the part of the Company contained in this Agreement which could reasonably be expected to have a Material Adverse Effect with respect to the Company or which could reasonably be expected to materially adversely affect (or materially delay) the consummation of the Merger, (ii) there shall have been a breach of any covenant or agreement on the part of the Company contained in this Agreement which could reasonably be expected to have a Material Adverse Effect with respect to the Company or which could reasonably be expected to materially adversely affect (or materially delay) the consummation of the Merger, which breach, in the case of clause (ii), shall not have been cured prior to 10 days following notice thereof.

               SECTION 7.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except as set forth in Section 7.3 and Section 8.1; provided, however, that nothing herein shall relieve any party from liability for any willful breach hereof.

               SECTION 7.3 Fees and Expenses. Each party shall bear its own expenses in connection with this Agreement, the Stockholders Agreement and the transactions contemplated hereby and thereby.

               SECTION 7.4 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time before or after any required approval of matters presented in connection with the Merger by the stockholders of either the Company or Parent; provided, however, that after any such approval, there shall be made no amendment that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

               SECTION 7.5 Waiver. At any time prior to the Closing Date, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.


                                  ARTICLE VIII

                           RELEASE OF ESCROWED SHARES

               SECTION 8.1 Delivery of the Escrowed Shares. The Escrow Agent shall deliver to each Holder no later than the fifth business day (the "Distribution Date") after the earliest of (i) the termination of the QFC Merger Agreement, (ii) the execution of the Settlement Agreement (as defined below) or
(iii) six months following the Effective Time, any Escrowed Shares required to be so delivered under the Escrow Agreement. The amount of Escrowed Shares to be released from Escrow pursuant to any Settlement Agreement following the Effective Time shall be determined in accordance with the terms of the Escrow Agreement.

               SECTION 8.2 Voting of and Dividends on the Escrowed Shares. All Escrowed Shares shall be deemed to be owned by the Holders in accordance with their Escrow Percentage Interests and the Holders shall be entitled to vote the same; provided, however, that there shall also be deposited in escrow and held by the Escrow Agent, subject to the terms of this Article VIII, all shares of Parent Common Stock issued as a result of any non-taxable stock dividend or stock split, with respect to the Escrowed Shares. Any cash dividends or taxable distributions on the shares of Parent Common Stock held by the Escrow Agent as part of the Escrowed Shares shall be payable promptly to the Holders.

                                   ARTICLE IX

                               GENERAL PROVISIONS

               SECTION 9.1 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.1, as the case may be, except that the agreements set forth in Article I and Sections 5.5, 5.6, 5.8, 5.16 and 5.17 shall survive the Effective Time and those set forth in Section 5.3 and Section 7.3 shall survive termination of this Agreement.

               SECTION 9.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               if to Parent or Sub:

                      Fred Meyer, Inc.
                      3800 SE 22nd Avenue
                      Portland, OR  97201
                      Attention:  General Counsel
                      Fax: (503) 797-5623

               with an additional copy to:

                      Simpson Thacher & Bartlett
                      425 Lexington Avenue
                      New York, NY  10017
                      Attention:  William E. Curbow, Esq.
                      Fax: (212) 455-2502

               if to the Company:

                      Food 4 Less Holdings, Inc.
                      c/o Ralphs Grocery Company
                      1100 W. Artesia Blvd.
                      Compton, CA  90220
                      Attention:  Legal Dept.
                      Fax: (310) 884-2610

               with a copy to:

                      Latham & Watkins
                      633 W. Fifth Street, Suite 4000
                      Los Angeles, CA 90071
                      Attention:  Thomas C. Sadler, Esq.
                      Fax: (213) 891-8763

               SECTION 9.3 Certain Definitions. For purposes of this Agreement, the term:

               "Action" shall mean any action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, arbitration or investigation by or before any court, governmental or other regulatory or administrative agency or commission or any other Person.

               "Affiliate" shall mean, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such Person.

               "Aggregate Exercise Price" shall mean the sum of (i) the aggregate cash consideration payable to the Company upon the exercise of all Company Options outstanding immediately prior to their cancellation as provided in Section 1.7 and (ii) the aggregate cash consideration received by the Company from the issuance of shares of Company Common Stock after the date hereof and prior to the Effective Time, to the extent permitted by this Agreement.

               "Aggregate Purchase Price" shall mean the following:

                      (i) the Average Parent Price times 22,500,000, if the Average Parent Price is greater than $26.6667;

                      (ii) $600,000,000, if the Average Parent Price is less than or equal to $26.6667 but greater than $25.00; or

                      (iii) the Average Parent Price times 24,000,000, if the Average Parent Price is less than or equal to $25.00.

               "Applicable Percentage" shall mean a percentage equal to the greater of (a) 90% and (b) the percentage determined by (i) subtracting the Total Deduction Amount attributable to any Pending Settlement Proposal from (ii) the Aggregate Purchase Price and (iii) dividing the resulting amount by the Aggregate Purchase Price; provided that if the Settlement Agreement has been entered into as of the Effective Time, the Applicable Percentage shall be 100%.

               "Assets" shall mean, with respect to any Person, all land, buildings, improvements, leasehold improvements, Fixtures and Equipment and other assets, real or personal, tangible or intangible, owned, leased or licensed by such Person or any of its Subsidiaries.

               "Average Parent Price" shall be equal to the average of the closing prices of the Parent Common Stock on the New

        York Stock Exchange ("NYSE") as reported on the NYSE Composite Transaction Tape for the 15 trading days randomly selected by lot out of the 35 trading days ending on the second trading day preceding the Effective Time.

               "Benefit Arrangement" shall mean, with respect to any Person, any employment, consulting, severance, change in control or other similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including without limitation any self-insured arrangements), workers' compensation, disability benefits, life, health, disability or accident benefits (including without limitation any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation, which is (A) not a Welfare Plan, Pension Plan or Multiemployer Plan, (B) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by such Person or any ERISA Affiliate or under which such Person or any ERISA Affiliate may incur any liability, and (C) covers any employee or former employee of such Person or any ERISA Affiliate (with respect to their relationship with such entities).

               "Contract" shall mean any contract (written or oral), plan, undertaking or other commitment or agreement.

               "Employee Plans" shall mean all Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans.

               "ERISA Affiliate" shall mean, with respect to any Person, any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with, under "common control" with, or a member of as "affiliated service group" with, such Person as defined in Section 414(b), (c), (m) or (o) of the Code.

               "Encumbrances" shall mean any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, covenant, condition, restriction, encumbrance or other rights of third parties.

               "Environmental Laws" shall mean any federal, state or local law, statute, ordinance, order, decree, rule or regulation relating to releases, discharges, emissions or disposals to air, water, land or groundwater of Hazardous Materials; to the withdrawal or use of groundwater; to the use handling or disposal of polychlorinated byphenyls, asbestos or urea formaldehyde or any other Hazardous Material; to the treatment, storage, disposal or management of Hazardous Materials; to exposure to toxic, hazardous or other controlled, prohibited or regulated substances; and to the transportation, release or any other use of Hazardous
        Materials, including the Comprehensive Environmental
        Response, Compensation and Liability Act, 42 U.S.C. 9601, et seq. ("CERCLA"), the Resource Conservation and Recovery Act,
        42 U.S.C. 6901, et seq. ("RCRA"), the Toxic Substances
        Control Act, 15 U.S.C. 2601, et seq. ("TSCA"), the
        Occupational, Safety and Health Act, 29 U.S.C. 651, et seq., the Clean Air Act, 42 U.S.C. 7401, et seq., the Federal
        Water Pollution Control Act, 33 U.S.C. 1251, et seq., the
        Safe Drinking Water Act, 42 U.S.C. 300f, et seq., the
        Hazardous Materials Transportation act, 49 U.S.C. 1802 et seq. ("HMTA") and the Emergency Planning and Community Right to Know Act, 42 U.S.C. 11001 et seq. ("EPCRA"), and other comparable state and local laws and all rules, regulations and guidance documents promulgated pursuant thereto or published thereunder.

               "Fixtures and Equipment" shall mean, with respect to any Person, all of the furniture, fixtures, furnishings, machinery and equipment owned, leased or licensed by such Person and located in, at or upon the facilities of such Person.

               "Fully Diluted Basis" shall mean the Total Share Amount minus the quotient of (i) the Aggregate Exercise Price divided by (ii) the Per Share Value.

               "GAAP" shall mean generally accepted accounting principles in the United States of America, as in effect from time to time, consistently applied.

               "Hazardous Materials" shall mean each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is defined, determined or identified as hazardous or toxic under Environmental Laws or the release of which is regulated under Environmental Laws. Without limiting the generality of the foregoing, the term includes: "hazardous substances" as defined in CERCLA; "extremely hazardous substances" as defined in EPCRA; "hazardous waste" as defined in RCRA; "hazardous materials" as defined in HMTA; "chemical substance or mixture" as defined in TSCA; crude oil, petroleum products or any fraction thereof; radioactive materials including source, byproduct or special nuclear materials; asbestos or asbestos-containing materials; chlorinated fluorocarbons ("CFCs"); and radon.

               "Leases" shall mean, with respect to any Person, all leases (including subleases, licenses, any occupancy agreement and any other agreement) of real or personal property, in each case to which such Person or any of its Subsidiaries is a party, whether as lessor, lessee, guarantor or otherwise, or by which any of them or their respective properties or assets are bound, or which otherwise relate to the operation of their respective businesses.

               "Lost EBITDA" shall be equal to the aggregate earnings (or losses) before interest, taxes, corporate allocation costs for administration (including costs for management information systems), depreciation and amortization from the continuing operations of any Store Facilities to be divested pursuant to Section 5.8 during the twelve-month period ending on the second most recent month-end prior to the earlier of (i) the agreement of Parent with the applicable governmental or regulatory authority to divest such Store Facilities pursuant to Section 5.8 and (ii) the Effective Time; provided, that, for any new Store Facility to be divested which has not been in operation for such twelve-month period (each a "New Facility"), Lost EBITDA for such New Facility shall be an amount equal to 80% of the Average Facility EBITDA. "Average Facility EBITDA" is equal to the aggregate Lost EBITDA of all Facilities (other than New Facilities) owned by the company which is divesting such New Facility, assuming all such Store Facilities are to be divested pursuant to Section 5.8, divided by the total number of such Store Facilities (other than New Facilities).

               "Material Adverse Effect" shall mean, with respect to either of the Company or Parent, as the context requires, a material adverse change in or effect on the business, results of operations, or condition (financial or otherwise) of such Person and its Subsidiaries taken as a whole or any change which materially impairs or materially delays the ability of such Person to consummate the transactions contemplated by this Agreement; provided, that (i) the failure of Parent to consummate the transactions pursuant to the QFC Merger Agreement and (ii) changes or effects as a result of any sales or dispositions of Facilities pursuant to Section 5.8 shall not constitute a Material Adverse Effect.

               "Multiemployer Plan" shall mean, with respect to any Person, any "multiemployer plan," as defined in Section 4001(a)(3) of ERISA, (A) which such Person or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, after September 25, 1980, maintained, administered, contributed to or was required to contribute to, or under which such Person or any ERISA Affiliate may incur any liability and (B) which covers any employee or former employee of such Person or any ERISA Affiliate (with respect to their relationship with such entities).

               "Multiemployer Welfare Plan" shall mean a Welfare Plan that is a "multiemployer plan," as defined in Section 3(37) of ERISA.

               "Pending Settlement Proposal" shall mean a proposal made by any regulatory authority referred to in Section 5.8 with respect to the divestiture of Store Facilities which is outstanding or otherwise under consideration by Parent and the Company at the Effective Time.

               "Pension Plan" shall mean, with respect to any Person, any "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) (A) which such Person or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the six years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which such Person or any ERISA Affiliate may incur any liability and (B) which covers any employee or former employee of such Person or any ERISA Affiliate (with respect to their relationship with such entities).

               "Per Share Value" shall mean an amount equal to the result obtained by dividing (a) the sum of (i) 0.98 times the Aggregate Purchase Price plus (ii) the Aggregate Exercise Price by (b) the Total Share Amount.

               "Permitted Encumbrances" shall mean any Encumbrances resulting from (i) all statutory or other liens for Taxes or assessments which are not yet due or delinquent or the validity of which are being contested in good faith by appropriate proceedings for which adequate reserves are being maintained in other accordance with GAAP; (ii) all cashiers', landlords', workers' and repairers' liens, and other similar liens imposed by law, incurred in the ordinary course of business; (iii) all laws and governmental rules, regulations, ordinances and restrictions;
        (iv) all leases, subleases, licenses, concessions or service contracts to which any Person or any of its Subsidiaries is a party; (v) Encumbrances identified on title policies or preliminary title reports or other documents or writing delivered or made available for inspection to any Person prior to the date hereof [or included in the Public Records]; and (vi) all other liens and mortgages (but solely to the extent such liens or mortgages secure indebtedness described or referred to in the Disclosure Schedule), covenants, imperfections in title, charges, easements, restrictions and other Encumbrances which, in the case of any such Encumbrances pursuant to clause (i) through (vi), do not materially detract from or materially interfere with the value or present use of the asset subject thereto or affected thereby.

               "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, governmental agency or instrumentality, or any other entity.

               "QFC" shall mean Quality Food Centers, Inc., a Washington corporation.

               "QFC Merger Agreement" shall mean the Agreement and Plan of Merger dated as of November 6, 1997, among QFC, Q- Acquisition Corp. and Fred Meyer, Inc.

               "Smith's Merger Agreement" shall mean the Agreement and Plan of Reorganization and Merger by and between Smith's Food & Drug Centers, Inc. and Parent, dated as of May 11, 1997.

               "Store Facilities" shall mean any retail supermarket operated by the Company or its Subsidiaries or by QFC or its Subsidiaries in the State of California (including any real property, leasehold interest, equipment or inventory associated therewith).

               "Subsidiary" shall mean, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions.

               "Tax" or "Taxes" shall mean all federal, state, local, foreign and other taxes, levies, imposts, assessments, impositions or other similar government charges, including, without limitation, income, estimated income, business, occupation, franchise, real property, payroll, personal property, sales, transfer, stamp, use, employment, commercial rent or withholding, occupancy, premium, gross receipts, profits, windfall profits, deemed profits, license, lease, severance, capital, production, corporation, ad valorem, excise, duty or other taxes, including interest, penalties and additions (to the extent applicable) thereto, whether disputed or not.

               "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including, without limitation, information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

               "Total Deduction Amount" shall be equal to (i) the product of (A) four and (B) the Lost EBITDA in excess of $15 million, minus (ii) 50% of the Estimated Gain (as defined in Section 5.8).

               "Total Share Amount" shall mean the sum of the following, all measured immediately prior to the Effective Time: (i) the total number of shares of Company Common Stock then issued and outstanding plus (ii) the total number of shares of Company Common Stock then issuable upon conversion into shares of Company Common Stock of the shares of Company Preferred Stock then outstanding plus (iii) the total number of shares of Company Common Stock issuable upon exercise of the Company Options then outstanding plus (iv) the total number of shares of Company Common Stock issuable upon exercise of the Common Stock Purchase Warrants or any other rights to acquire any Company Common Stock then outstanding (without duplication of clauses (ii) or (iii) above), but excluding the Yucaipa Warrant referred to in Section 5.13.

               "Welfare Plan" shall mean, with respect to any Person, any "employee welfare benefit plan" as defined in Section 3(1) of ERISA, (A) which such Person or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which such Person or any ERISA Affiliate may incur any liability and (B) which covers any employee or former employee of such Person or any ERISA Affiliate (with respect to their relationship with such entities).

               SECTION 9.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

               SECTION 9.5 Entire Agreement; Assignment. This Agreement, together with the Stockholders Agreement and the Confidentiality Agreement, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. Any attempted assignment which does not comply with the provisions of this Section 9.5 shall be null and void ab initio.

               SECTION 9.6 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except as provided in the following sentence, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. The parties hereto expressly intend the provisions of Section 5.6 to confer a benefit upon and be enforceable by, as third party beneficiaries of this Agreement, the third persons referred to in, or intended to be benefitted by, such provisions.

               SECTION 9.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

               SECTION 9.8 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

               SECTION 9.9 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

               IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                               FRED MEYER, INC.

Attest:

/s/ Kenneth Thrasher
------------------------------------           By: /s/ Robert G. Miller
                                                  ------------------------------
                                                  Title: Chief Executive Officer
                                                         and President


                                               FFL ACQUISITION CORP.

Attest:

/s/ Dan Clivner
------------------------------------           By: /s/ Roger A. Cooke
                                                  ------------------------------
                                                  Title:


                                               FOOD 4 LESS HOLDINGS, INC.

Attest:

/s/ John Standley
------------------------------------           By: /s/ Greg Mays
                                                  ------------------------------
                                                  Title:

                                                                         ANNEX A

               STOCKHOLDERS AGREEMENT, dated as of November __, 1997, between Fred Meyer, Inc., a Delaware corporation ("Parent"), and stockholder identified on Schedule A attached hereto ("Stockholder").

               WHEREAS, Parent, FFL Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and Food 4 Less Holdings, Inc., a Delaware corporation (the "Company"), propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement) providing for the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement;

               WHEREAS, Stockholder owns the number of shares of Common Stock, par value $.01 per share, of the Company (the "Company Voting Common Stock") and the number of shares of Series A Preferred Stock, par value $.01 per share, of the Company (the "Company Voting Preferred Stock;" together with the Company Voting Common Stock, the "Company Voting Stock") set forth opposite his or its name on Schedule A attached hereto (such shares of Company Voting Stock, together with any other shares of capital stock of the Company acquired by such Stockholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the "Subject Shares"); and

               WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has requested that Stockholder enter into this Agreement.

               NOW, THEREFORE, to induce Parent to enter into, and in consideration of its entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:

               1. Representations and Warranties of Stockholder. Stockholder hereby represents and warrants to Parent as of the date hereof in respect of himself or itself as follows:

               (a) Authority. Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Stockholder and constitutes a valid and binding obligation of Stockholder enforceable in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Stockholder or to Stockholder's property or assets.

               (b) The Subject Shares. Stockholder is the beneficial owner of, and has good and marketable title to, the Subject Shares set forth on Schedule A attached hereto, free and clear of any Encumbrances. Except as otherwise indicated on Schedule A, Stockholder has the sole right to vote, and the sole power of disposition with respect to, such Subject Shares, and none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting or disposition of such Subject Shares, except as contemplated by this Agreement.

               2. Representations and Warranties of Parent. Parent hereby represents and warrants to Stockholder that Parent has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, the certificate of incorporation or by-laws of Parent, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Parent or to Parent's property or assets.

               3. Covenants of Stockholder. Until the termination of this Agreement in accordance with Section 7, Stockholder agrees as follows:

               (a) The Stockholder shall execute any written consent with respect to the Subject Shares in favor of such matters submitted to the stockholders of the Company in connection with the Merger including, without limitation, the adoption by the Company of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement and the matters referred to in Sections 1.7 and 5.13 thereof (with the written approval of Parent) and immediately deliver the same to the Company (with a copy to Parent).

               (b) At any meeting of stockholders of the Company (or at any adjournment thereof) called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Merger and the transactions contemplated by the Merger Agreement is sought, Stockholder shall be present (in person or by proxy) and shall vote (or cause to be voted) the Subject Shares in favor of the Merger, the adoption by the Company of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement.

               (c) At any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which Stockholder's vote, consent or other approval is sought, Stockholder shall vote (or cause to be voted) the Subject Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding-up of or by the Company or any other takeover or acquisition proposal (collectively, "Acquisition Proposal") or (ii) any amendment of the Company's certificate of incorporation or by-laws or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction could in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of any class of capital stock of the Company. Stockholder further agrees not to commit or agree to take any action inconsistent with the foregoing.

               (d) Except as provided in the immediately succeeding sentence of this Section 3(d), Stockholder agrees not to (i) sell, transfer, pledge, assign or otherwise dispose of (but excluding any bona fide gift to a charitable institution, in an amount not to exceed 5% of the Subject Shares, gift to a member of its immediate family or a trust for the benefit thereof on the terms set forth in the next sentence) (collectively, "Transfer"), or enter into any contract, option or other arrangement (including any profit-sharing arrangement) with respect to the Transfer of, the Subject Shares to any person other than pursuant to the terms of the Merger or to a transferee (other than a federally regulated bank holding company) following the due execution and delivery to Parent by such transferee of a legal, valid and binding counterpart to this Agreement or (ii) enter into any voting arrangement, whether by proxy, voting agreement, voting trust or otherwise, and agrees not to commit or agree to take any of the foregoing actions. Notwithstanding the foregoing, Stockholder shall have the right, (i) for estate planning purposes, to Transfer Subject Shares to a transferee only following the due execution and delivery to

        Parent by each transferee of a legal, valid and binding counterpart to this Agreement, and (ii) to pledge the Subject Shares for purposes of securing customary margin or similar loans (and other customary steps related thereto, including transferring the certificate evidencing the shares into the name of the lender or its nominee) following due execution by such transferee of a legal, valid and binding counterpart.

               (e) During the term of this Agreement, Stockholder will not take, nor cause to be taken, any actions which would result in the conversion of any of Stockholder's shares of Series A Preferred Stock, par value $.01 per share, into shares of Series B Preferred Stock, par value $.01 per share.

               (f) During the term of this Agreement, Stockholder shall not, nor shall he or it cause or permit any of his or its affiliates or any director, officer, employee, investment banker, attorney or other adviser or representative of Stockholder or his or its affiliates acting in its capacity as such to, (i) directly or indirectly solicit, initiate or encourage the submission of any Acquisition Proposal or (ii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal.

               (g) Until after the Merger is consummated or the Merger Agreement is terminated, Stockholder shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement.

               4. Affiliate Letter; Tax Certificates. Stockholder shall execute and deliver the agreement contemplated by the last sentence of Section 5.11(a) of the Merger Agreement and such tax certificates as may be reasonably requested by tax counsel of Parent or for the Company in connection with the rendering of the tax opinions contemplated by the Merger Agreement, provided that nothing contained in this Section 4 shall restrict Stockholder's ability to dispose of its property in accordance with law, and provided further that such tax certificates in no event will be required if the stockholder continuity rules now applicable to the Merger cease to be so applicable or cease to require such certificates to be delivered.

               5. Further Assurances. Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

               6. Assignment. Except as provided in Section 3(d), neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that Parent may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

               7. Termination. This Agreement shall terminate upon the earlier of (a) August 31, 1998, (b) the Effective Time, (c) upon the execution of any amendment to the Merger Agreement not approved by Stockholder or (d) the termination of the Merger Agreement.

               8.  General Provisions.

               (a) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

               (b) Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to Parent in accordance with Section 9.2 of the Merger Agreement and to Stockholder at the address set forth on Schedule A attached hereto (or at such other address for a party as shall be specified by like notice).

               (c) Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

               (d) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when two or more of the counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

               (e) Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein)
        (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

               (f) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

               9. Stockholder Capacity. No person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his capacity as such director or officer. Stockholder signs solely in his capacity as the beneficial owner of Stockholder's Subject Shares and nothing herein shall limit or affect any actions taken by Stockholder in his capacity as an officer or director of the Company to the extent specifically permitted by the Merger Agreement.

               10. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in a Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iii) agrees that such party will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than a Federal court sitting in the state of Delaware or a Delaware state court and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

               IN WITNESS WHEREOF, Parent has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.

                                            FRED MEYER, INC.



                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:





                                            By:
                                               ---------------------------------
                                               Name:

                                                                       EXHIBIT A



                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                           QUALITY FOOD CENTERS, INC.


                                    ARTICLE I

                                      NAME

         The name of the Corporation is QUALITY FOOD CENTERS, INC.

                                   ARTICLE II

                                     PURPOSE

         The purpose of the Corporation shall be to transact any lawful business permitted under Chapter 23B of the Revised Code of Washington.

                                   ARTICLE III

                                  CAPITAL STOCK


         The total number of shares of stock that the Corporation shall have authority to issue is one hundred (100) shares of Common Stock having a par value of $.01 per share, which shall be the only class of shares of this Corporation.

                                                                       EXHIBIT A


                                   ARTICLE IV

                              NO PREEMPTIVE RIGHTS

         Except as may otherwise be provided by the Board of Directors, no holder of any shares of this Corporation shall have any preemptive right to purchase, subscribe for or otherwise acquire any securities of this Corporation of any class or kind now or hereafter authorized.

                                    ARTICLE V

                                CUMULATIVE VOTING

         There shall be no cumulative voting of shares in this Corporation.

                                   ARTICLE VI

                               NUMBER OF DIRECTORS

         A. The number of directors constituting the entire Board of Directors of the Corporation shall be not less than one nor more than five as fixed from time to time by the Board of Directors, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office. The initial Board of Directors shall consist of two directors.

                                   ARTICLE VII

               SHAREHOLDER VOTING ON SIGNIFICANT CORPORATE ACTION

         Any corporate action for which the Washington Business Corporation Act, as then in effect, would otherwise require approval by either a two-thirds vote of the shareholders of the Corporation or by a two-thirds vote of one or more voting groups shall be deemed approved by the shareholders or the voting group(s) if it is approved by the affirmative vote of the holders of a majority of shares entitled to vote or, if approval by voting groups is required, by the holders of a majority of shares within each voting group entitled to vote separately. Notwithstanding this Article, effect shall be given to any other provision of these Articles that specifically requires a greater vote for approval of any particular corporate action.

                                  ARTICLE VIII

                INDEMNIFICATION OF DIRECTORS, OFFICERS AND AGENTS

         The Corporation shall indemnify, to the fullest extent then permitted by the Corporation's Bylaws and Washington law, any person who is made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (including an action, suit or proceeding by or in the right of the Corporation) by reason of the fact that the person is or was a director or officer of the Corporation, or serves or served at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection therewith. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article. The indemnification provided hereby shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any statute, bylaw, agreement, vote of shareholders or directors or otherwise, both as to action in any official capacity and as to action in another capacity while holding an office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person. The foregoing right to indemnification shall not apply in respect of actions, suits or proceedings (or parts thereof) against the Corporation unless such action, suit or proceeding shall have been approved by the Board of Directors. Any amendment to or repeal of this Article shall not adversely affect any right of an individual with respect to any right to indemnification arising prior to such amendment or repeal.

         Any person other than a director or officer who is or was an employee or agent of the Corporation, or fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to such extent as the Board of Directors in its discretion at any time or from time to time may authorize.

                                   ARTICLE IX

                        LIMITATION ON DIRECTOR LIABILITY

         No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for his or her conduct as a director, except to the extent such exemption from liability or limitation thereof is not permitted under Washington law or the Corporation's Bylaws. Any amendment, modification or repeal of this Article shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

                                    ARTICLE X

         The name of the registered agent of this Corporation and the street address of its registered office are as follows:

                              CT CORPORATION SYSTEM
                           520 Pike Street, 26th Floor
                            Seattle, Washington 98101

                                                                       EXHIBIT B


               ESCROW AGREEMENT, dated as of _________, ___, among FRED MEYER, INC., a Delaware corporation ("Parent"), Ronald W. Burkle, George G. Golleher and John Kissick (in such capacity, collectively, the "Stockholders' Representatives"), and [ESCROW AGENT] (the "Escrow Agent").

               WHEREAS, Parent, FFL ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and Food 4 Less Holdings, Inc., a Delaware corporation (the "Company"), have entered into an Agreement and Plan of Merger dated as of November 6, 1997 (the "Merger Agreement"; capitalized terms used herein without definition shall have the respective meanings set forth in the Merger Agreement) providing for, among other things, the merger of Sub with and into the Company, with the Company being the surviving corporation;

               WHEREAS, in connection with the Merger, Parent has deposited with the Escrow Agent, in trust, _____________ shares of Common Stock, par value $.01 per share, of Parent ("Parent Common Stock") (the "Escrowed Shares"), as contingent consideration to be paid to the Holders (as defined below);

               WHEREAS, each Person identified on Schedule I hereto (a "Holder") holds a percentage interest in the Escrowed Shares set forth opposite such Person's name ("Escrow Percentage Interest");

               WHEREAS, the Merger Agreement provides that the Stockholders' Representatives shall have full power and authority to act on behalf of the Holders with respect to all matters relating to the Escrowed Shares and the Merger Agreement;

               WHEREAS, the Escrow Agent shall distribute the Escrowed Shares in accordance with the terms of this Agreement and the Merger Agreement;

               WHEREAS, the Merger Agreement contemplated the due execution and delivery of this Agreement on or prior to the Closing Date;

               NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and inten- ding to be legally bound hereby, Parent, the Stockholders' Representatives and the Escrow Agent hereby agree as follows:

                                    ARTICLE I

                    PROVISIONS RELATING TO THE ESCROW DEPOSIT

               Section 1.1 Receipt of Escrow Deposit. The Escrow Agent hereby acknowledges receipt of the Escrowed Shares from Parent. Parent acknowledges that the Escrowed Shares have been registered in the name of the Escrow Agent.

               Section 1.2 Voting and Other Rights. During the time that the Escrowed Shares are held by the Escrow Agent, the

Holders shall be entitled to exercise all rights, and be entitled to all benefits, of a stockholder of Parent, on a pro rata basis in accordance with their respective Escrow Percentage Interests, including, without limitation, all rights to vote on matters submitted to the holders of the Parent Common Stock. The Escrow Agent shall, at the written request from time to time of the Holders, execute and deliver appropriate proxies in respect to the Parent Common Stock. Promptly after receipt thereof, the Escrow Agent shall mail to the Holders copies of any communications to stockholders received by the Escrow Agent in respect of the Parent Common Stock.

               Section 1.3 Distribution of Dividends and Other Distributions; Adjustments; Liability for Taxes. (a) All Escrowed Shares shall be deemed to be owned by the Holders in accordance with their Escrow Percentage Interests; provided, however, that there shall also be deposited in escrow and held by the Escrow Agent, subject to the terms of this Agreement, all shares of Parent Common Stock issued as a result of any non-taxable stock dividend or stock split, with respect to the Escrowed Shares. Any cash dividends or taxable distributions on the shares of Parent Common Stock held by the Escrow Agent as part of the Escrowed Shares shall be payable promptly to the Holders.

               (b) Parent and the Holders shall treat the escrow hereunder as a grantor trust for tax purposes, of which each of the Holders is the grantor. Each Holder shall pay all income, withholding and any other taxes imposed on or measured by income which are attributable to income from the Escrowed Shares that is distributed to such Holder for the time it is held in escrow hereunder, and shall file all tax and information returns applicable thereto.

               Section 1.4 Distribution of Escrowed Shares. (a) On or prior to the Distribution Date (as defined in the Merger Agreement), Parent and the Stockholders' Representatives shall certify the Total Deduction Amount to the Escrow Agent and promptly thereafter, the Escrow Agent shall distribute the Escrowed Shares as follows: (i) first to Parent, a number of Escrowed Shares equal to the total fees and other amounts required to have been paid or payable to the Escrow Agent by Parent pursuant to Section 2.8 divided by the Average Parent Price, (ii) second to Parent, a number of Escrowed Shares equal to the Total Deduction Amount divided by the Average Parent Price and (iii) subject to
Section 1.4(b), the remaining number of Escrowed Shares, if any, and any other property shall be distributed to the Holders in accordance with their respective Escrow Percentage Interests.

               (b) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued or delivered to the Holders pursuant to this
Section 1.4, and such fractional interests will not entitle the owner thereof to any rights of a stockholder of Parent. In lieu of any such fractional interests, each Holder who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock shall receive cash (without interest) in an amount equal to the product of such fractional part of a share of Parent Common Stock multiplied by the Average Parent Price. Parent shall redeem from the Escrow Agent all such fractional interests in exchange for an amount in cash necessary to make the cash payments described in the immediately preceding sentence.


                                   ARTICLE II

                     PROVISIONS RELATING TO THE ESCROW AGENT

               Section 2.1 Appointment of Escrow Agent. Parent and the Holders hereby appoint _____________, and _____________ hereby accepts appointment, as the initial Escrow Agent hereunder.

               Section 2.2 Resignation of Escrow Agent. Any Escrow Agent (the "Resigning Escrow Agent") may at any time, upon not less than 30 days' prior written notice (the "Resignation Notice") to Parent and the Stockholders' Representatives, resign, and be discharged of all of its duties under this Agreement, such notice to specify the date when such resignation shall occur (the "Resignation Date"). Upon receipt of the Resignation Notice, Parent and the Stockholders' Representatives shall confer in good faith and, having due regard to the proposed successor's experience, ability and fees, shall (a) appoint a successor to the Resigning Escrow Agent (a "Successor Escrow Agent") to act as the Escrow Agent hereunder, which Successor Escrow Agent shall be a financial institution with offices in the United States of America, and (b) notify the Resigning Escrow Agent of such appointment; provided, however, that if Parent and the Stockholders' Representatives shall fail to mutually so appoint a Successor Escrow Agent, the Resigning Escrow Agent may petition a court to appoint a Successor Escrow Agent hereunder. Notwithstanding the Resignation Date set forth by the Resigning Escrow Agent in its Resignation Notice, no such resignation shall become effective until a Successor Escrow Agent shall have delivered to each of the Resigning Escrow Agent, Parent and the Stockholders' Representatives a copy of the instrument under which it was appointed and an executed counterpart of an instrument accepting its appointment and assuming all of the Resigning Escrow Agent's obligations as the Escrow Agent hereunder, except for obligations attributable to acts or omissions of the Resigning Escrow Agent. On the first business day next following the later to occur of (A) the Resignation Date and (B) the date of delivery to the Resigning Escrow Agent, Parent and the Stockholders' Representatives of the instruments referred to in the next preceding sentence, the Resigning Escrow Agent shall deliver to the Successor Escrow Agent all Escrowed Shares, its records of all payments and distributions theretofore made from the Escrow Shares (or copies of such records), copies of all written notices given or received by the Escrow Agent pursuant to this Agreement and all transmittal letters and other documents received or held by it under this Agreement.

               Section 2.3 Duties and Rights of Escrow Agent. (a) The duties of the Escrow Agent are only such as are herein specifically provided, being purely ministerial in nature, and no implied covenants or obligations shall be inferred against it herein. The Escrow Agent shall not be responsible for any recitals of fact in this Agreement or any related agreement, including, but not limited to, the Merger Agreement, and shall not be subject to, nor obliged to, recognize any other agreement between the other parties hereto even though reference thereto may be made in this Agreement. The Escrow Agent shall incur no liability whatever for any error in judgment or any act or omission to act except in the case of its willful misconduct or gross negligence.

               (b) The Escrow Agent shall not be required to, and shall not, expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

               Section 2.4 Reliance upon Counsel. If the Escrow Agent believes it appropriate to do so, the Escrow Agent may consult with counsel concerning any of the Escrow Agent's duties hereunder or any litigation or problems relating to this Agreement, and the Escrow Agent shall be fully protected in any action or omission to act taken in good faith in accordance with such counsel's advice. The Escrow Agent may rely on its counsel as to the "final unappealable" nature of any court order for purposes of this Agreement. If any property subject hereto is at any time attached, garnished or levied upon, under any court order, writ, judgment or decree, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, writ, judgment or decree, or in case any court order, writ, judgment or decree shall be made or entered by any court affecting such property, or any part thereof, then, in any of such events, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such court order, writ, judgment or decree, which it is advised by legal counsel of its own choosing is binding upon it, and if it complies with any such court order, writ, judgment or decree, it shall not be liable to Parent or the Holders or to any other Person by reason of such compliance even though such court order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

               Section 2.5 Legal Proceedings. The Escrow Agent shall not be required to defend any legal proceedings which may be instituted against it in respect of this Agreement or any of the Escrowed Shares unless required to do so by Parent or the Holders and indemnified to its reasonable satisfaction by Parent or the

Holders against the cost and expense thereof. The Escrow Agent shall not be required to institute any legal proceedings of any kind, but may, at its election, bring an interpleader action against Parent and the Holders in any court, if the Escrow Agent deems such action necessary to resolve any dispute as to its duties hereunder or the disposition of any of the assets in the Escrow Account.

               Section 2.6 Sufficiency of Documents. The Escrow Agent shall have no responsibility for the form, genuineness, execution, value, validity or sufficiency for any purpose of any securities, certificate, stock power, telecopy, letter, instructions, notice, document or other item delivered to it and reasonably believed by it to be genuine, and it shall be fully protected in acting in accordance with any written instructions given to it hereunder in accordance with the provisions hereof, or given jointly at any time by Parent and the Holders and reasonably believed by it to have been signed by the proper party or parties. The Escrow Agent shall not be obliged to inquire as to the form, manner of execution or validity of any documents deposited or received by it pursuant to the provisions of this Agreement, nor shall the Escrow Agent be obliged to inquire as to the identity, authority or rights of the Persons executing the same. The Escrow Agent shall not be responsible for the acts or omissions of its nominees, correspondents, designees, subagents or subcustodians appointed in good faith.

               Section 2.7 Conflicting Demands. In case of conflicting demands upon it or ambiguity or uncertainty, the Escrow Agent may withhold performance of any action under this Agreement until such time as said conflicting demands, ambiguity or uncertainty shall have been withdrawn or resolved or the rights of the parties shall have been settled by court adjudication or otherwise.

               Section 2.8 Fees and Expenses of Escrow Agent and Indemnification. (a) Parent shall pay to the Escrow Agent (i) the fees identified on Schedule II hereto, (ii) any reasonable legal fees or expenses incurred by the Escrow Agent in connection with the execution and performance of its duties hereunder and (iii) such other expenses of the Escrow Agent which may be reasonably necessary to the performance of its duties and obligations hereunder. The fees and expenses of the Escrow Agent shall be borne by Parent, except as set forth in Section 1.4.

               (b) Parent, on the one hand, and the Holders, on the other hand, severally but not jointly and severally, shall be jointly and severally liable for and shall reimburse and indemnify the Escrow Agent and hold the Escrow Agent harmless from and against any and all claims, losses, liabilities, costs, damages or expenses (including reasonable attorneys' fees and expenses) (collectively, "Losses") arising out of or in connection with or related to this Agreement or being Escrow Agent hereunder (including but not limited to Losses incurred by the Escrow Agent in connection with its successful defense, in whole or in part, of any claim of gross negligence or willful misconduct on its part), provided, however, that nothing contained herein shall require the Escrow Agent to be indemnified for Losses caused by its gross negligence or willful misconduct.



                                   ARTICLE III

            PROVISIONS RELATING TO THE STOCKHOLDERS' REPRESENTATIVES

               Section 3.1 Acceptance of Appointment of Stockholders' Representatives. Each of Ronald W. Burkle, George G. Golleher and John Kissick hereby accepts appointment, as an initial
Stockholders' Representative hereunder.

               Section 3.2 Liability of Stockholders' Representatives. The Stockholders' Representatives may act upon any instrument or other writing believed by them in good faith to be genuine and to be signed or presented by the proper person and shall not be liable in connection with the performance by them of their duties pursuant to the provisions of this Agreement, except for their own willful default or gross negligence. The Stockholders' Representatives may retain counsel and act with respect to this Agreement and their obligations hereunder on the advice of such counsel. The Stockholders' Representatives shall be indemnified and held harmless by the Holders (i) first out of the Escrowed Shares (but only after the balance of the Escrowed Shares, if any, becomes available for distribution to the Holders hereunder free of any right whatsoever of Parent to claim all or any portion thereof) and (ii) second by the Holders, severally and not jointly and severally, from all losses, costs and expenses which they may incur as a result of involvement in any litigation arising from and relating to the performance of their duties hereunder, provided that such litigation shall not result from any action taken or omitted by the Stockholders' Representatives for which they shall have been adjudged grossly negligent or in willful default of this Agreement.


                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

               Section 4.1 Parties in Interest. This Agreement is not made for the benefit of any Person other than Parent, the Holders, the Stockholders' Representatives in their capacity as such, and the Escrow Agent (and their respective successors and assigns), and no Person (other than Parent, the Holders, the Stockholders' Representatives in their capacity as such, and the Escrow Agent and their respective successors and assigns) shall acquire or have any right under or by virtue of this Agreement.

               Section 4.2 Amendments. This Agreement may not be amended or modified except by a written agreement executed by Parent, the Stockholders' Representatives and the Escrow Agent.

               Section 4.3 Waivers. Any party hereto may extend the time for the performance of or waive compliance with any of the duties or obligations of any other party hereto contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver, extension, permit, consent or approval of any kind or character on the part of any party hereto with respect to any provisions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such instrument.

               Section 4.4 Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

               Section 4.5 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any provision of this Agreement.

               Section 4.6 Notices. Except as otherwise provided herein, all notices and other communications hereunder shall be in writing delivered by hand, facsimile or registered letter with return receipt requested and shall be deemed to have been duly given or made when delivered by hand, or, in the case of facsimile note or registered letter, when received by the addressee, addressed as follows:

               (a)    if to the Holders or the Stockholders'
                      Representatives:

                      The Yucaipa Companies
                      10000 Santa Monica Boulevard, Fifth Floor
                      Los Angeles, California 90067
                      Attention:  Ronald W. Burkle
                      Telephone:  (310) 789-7200
                      Telecopy:  (310) 789-7201

                      Ralphs Grocery Company
                      1100 West Artesia Boulevard
                      Compton, California 90220
                      Attention:  George G. Golleher
                      Telephone:  (310) 884-9000
                      Telecopy:  (310) 884-2505

                      Apollo Advisors, L.P.
                      1999 Avenue of the Stars, Suite 1900
                      Los Angeles, California 90067
                      Attention:  John Kissick
                      Telephone:  (310) 201-4100
                      Telecopy:  (310) 201-4197

                      with a copy to:

                      Latham & Watkins
                      633 West Fifth Street, Suite 4000
                      Los Angeles, California 90071
                      Attention:  Thomas C. Sadler
                      Telephone:  (310) 485-1234
                      Telecopy:  (310) 891-8763


               (b)    if to Parent:

                      Fred Meyer, Inc.
                      3800 SE 22nd Avenue
                      Portland, Oregon 97201
                      Attention:  General Counsel
                      Telephone:  (503) 797-5623
                      Telecopy:  (503) 232-8844

                      with a copy to:

                      Simpson Thacher & Bartlett
                      425 Lexington Avenue
                      New York, New York  10017
                      Attention:  William E. Curbow
                      Telephone:  (212) 455-2000
                      Telecopy:  (212) 455-2502

                                    and

               (b)    if to the Escrow Agent:



               Section 4.7 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New
York.

               Section 4.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same agreement.

               Section 4.9 Further Cooperation. At any time and from time to time, each party hereto shall promptly execute and deliver all such documents and instruments, and do all such acts and things, as any other party hereto may reasonably request in order to further effect the purposes of this Agreement.

               Section 4.10 Severability of Provisions. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be separable from the other provisions of this Agreement which shall remain binding on all parties thereto.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                           FRED MEYER, INC.


                                           By:
                                              ----------------------------------
                                               Name:
                                               Title:


                                           STOCKHOLDERS' REPRESENTATIVES


                                           -------------------------------------
                                              Name:

                                           -------------------------------------
                                              Name:

                                           -------------------------------------
                                              Name:


                                           [ESCROW AGENT],
                                           as Escrow Agent


                                           By:
                                              ----------------------------------
                                               Name:
                                               Title:

                                                                       EXHIBIT C


                        FORM OF COMPANY AFFILIATE LETTER

Dear Sirs:

               The undersigned, a holder of shares of Common Stock, par value $.01 per share ("Company Common Stock"), of Food 4 Less Holdings, Inc., a Delaware corporation (the "Company"), is entitled to receive in connection with the merger (the "Merger") of FFL Acquisition Corp. with and into the Company, securities (the "Parent Securities") of Fred Meyer, Inc., a Delaware corporation ("Parent"), including upon the exercise of any outstanding stock options, stock appreciation rights, limited stock appreciation rights, performance units, stock purchase rights [and restricted stock] heretofore granted under any stock option, performance unit or similar plan of the Company or any of its subsidiaries being assumed by Parent. The undersigned acknowledges that the undersigned may be deemed an "affiliate" of the Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Act") by the Securities and Exchange Commission (the "SEC"), although nothing contained herein should be construed as an admission of such fact.

               If in fact the undersigned were an affiliate under the Act, the undersigned's ability to sell, assign or transfer the Parent Securities received by the undersigned in connection with the Merger may be restricted unless such transaction is registered under the Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Act. [The undersigned understands that Parent will not be required to maintain the effectiveness of any registration statement under the Act for the purposes of resale of Parent Securities by the undersigned.](1)

               The undersigned hereby represents to and covenants with Parent that the undersigned will not sell, assign or transfer any of the Parent Securities received by the undersigned in connection with the Merger except (i) pursuant to an effective registration statement under the Act, (ii) in conformity with the volume and other limitations of Rule 145 or (iii) in a transaction which, in the opinion of the general counsel of Parent or other counsel reasonably satisfactory to Parent or as described in a "no-action" or interpretive letter from the staff of the SEC, is not required to be registered under the Act; provided, however, that in any such case, such sale, assignment
--------
(1)     Not to be included in letters delivered by the Stockholders.

or transfer shall only be permitted if, in the opinion of counsel of Parent, such transaction would not have, directly or indirectly, any adverse consequences for either Parent or Sub with respect to the treatment of the Merger for tax purposes.

               In the event of a sale or other disposition by the undersigned of Parent Securities pursuant to Rule 145, the undersigned will supply Parent with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto or other evidence reasonably satisfactory to Parent. The undersigned understands that Parent may instruct its transfer agent to withhold the transfer of any Parent Securities disposed of by the undersigned, but that, provided such transfer is not prohibited by any other provision of this letter agreement, upon receipt of such evidence of compliance, the transfer agent shall effectuate the transfer of the Parent Securities sold as indicated in such evidence.

               The undersigned acknowledges and agrees that the legends set forth below will be placed on certificates representing Parent Securities received by the undersigned in connection with the Merger or held by a transferee thereof, which legends will be removed by delivery of substitute certificates upon receipt of a "no-action" letter from the staff of the SEC or an opinion in form and substance reasonably satisfactory to Parent to the effect that such legends are no longer required for purposes of the Act, if at such time such legends are no longer required for purposes of the applicable provisions of the fourth paragraph of this letter agreement.

               There will be placed on the certificates for the Parent Securities issued to the undersigned, or any substitutions therefor, a legend stating in substance:

               "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended, applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended. The shares may not be sold, pledged or otherwise transferred, nor may the owner thereof reduce the owner's risk relative thereto in any other way, except in accordance with an exemption from the registration requirement of the Securities Act of 1933, as amended."

               The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirement hereof and the limitations imposed upon the distribution, sale, transfer of other disposition of Parent Securities and (ii) the receipt by Parent of this letter is an inducement and a condition to Parent's obligations to consummate the Merger.

                                                               Very truly yours,


[                 ]
[ADDRESS]

Dated:

                                                                         ANNEX I
                                                                    TO EXHIBIT C


[Name]                                                                    [Date]

               On , the undersigned sold the securities ("Securities") of ______________ ("Parent") described below in the space provided for that purpose (the "Securities"). The Securities were received by the undersigned in connection with the merger of FFL Acquisition Corp. with and into Food 4 Less Holdings, Inc.

               Based upon the most recent report or statement filed by Parent with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act").

               The undersigned hereby represents that the Securities were sold in "brokers' transactions" within the meaning of Section 4(4) of the Act or in transactions directly with a "market maker" as that term is defined in Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than the broker who executed the order in respect of such sale.

                                                   Very truly yours,



              [Space to be provided for description of securities]

                                      -14-